Exhibit 99.2

ITEM 15. INDEX TO FINANCIAL STATEMENT SCHEDULES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

East West Bancorp, Inc.

Pasadena, California

We have audited the accompanying consolidated balance sheets of East West Bancorp, Inc. and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of East West Bancorp, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 2, 2009 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 2, 2009 (July 17, 2009 as to the reclassification of segment information as described in Note 25)

EAST WEST BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$878,853	$160,347
Short-term investments	228,441	—
Securities purchased under resale agreements	50,000	150,000
Investment securities held-to-maturity, at amortized cost (with fair value of $123,105)	122,317	—
Investment securities available-for-sale, at fair value (with amortized cost of $2,189,570 at December 31, 2008 and $1,954,140 at December 31, 2007)	2,040,194	1,887,136
Loans receivable, net of allowance for loan losses of $178,027 in 2008 and $88,407 in 2007	8,069,377	8,750,921
Investment in Federal Home Loan Bank stock, at cost	86,729	84,976
Investment in Federal Reserve Bank stock, at cost	27,589	21,685
Other real estate owned, net	38,302	1,500
Investment in affordable housing partnerships	48,141	44,206
Premises and equipment, net	60,184	64,943
Due from customers on acceptances	5,538	15,941
Premiums on deposits acquired, net	21,190	28,459
Goodwill	337,438	335,366
Cash surrender value of life insurance policies	94,745	88,658
Deferred tax assets	184,588	66,410
Accrued interest receivable and other assets	129,190	151,664
TOTAL	$12,422,816	$11,852,212
LIABILITIES AND STOCKHOLDERS’ EQUITY
Customer deposit accounts:
Noninterest-bearing	$1,292,997	$1,431,730
Interest-bearing	6,848,962	5,847,184
Total deposits	8,141,959	7,278,914
Federal funds purchased	28,022	222,275
Federal Home Loan Bank advances	1,353,307	1,808,419
Securities sold under repurchase agreements	998,430	1,001,955
Notes payable	16,506	16,242
Bank acceptances outstanding	5,538	15,941
Long-term debt	235,570	235,570
Accrued interest payable, accrued expenses and other liabilities	92,718	101,073
Total liabilities	10,872,050	10,680,389
COMMITMENTS AND CONTINGENCIES (Note 20)
STOCKHOLDERS’ EQUITY
Preferred stock (par value of $0.001 per share)
Authorized — 5,000,000 shares
Issued — 200,000 shares in Series A, non-cumulative convertible preferred stock in 2008 and none in 2007
Outstanding — 196,505 shares in 2008 and none in 2007	—	—
Issued and outstanding — 306,546 shares in Series B, cumulative preferred stock in 2008 and none in 2007	—	—
Common stock (par value of $0.001 per share)
Authorized — 200,000,000 shares
Issued — 70,377,989 shares in 2008 and 69,634,811 shares in 2007
Outstanding — 63,745,624 shares in 2008 and 63,137,221 shares in 2007	70	70
Additional paid in capital	1,167,832	652,297
Retained earnings	572,172	657,183
Treasury stock, at cost — 6,632,365 shares in 2008 and 6,497,590 shares in 2007	(102,817)	(98,925)
Accumulated other comprehensive loss, net of tax	(86,491)	(38,802)
Total stockholders’ equity	1,550,766	1,171,823
TOTAL	$12,422,816	$11,852,212

See accompanying notes to consolidated financial statements.

EAST WEST BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2008	2007	2006
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$545,260	$650,717	$587,831
Investment securities held-to-maturity	697	—	—
Investment securities available-for-sale	99,886	102,341	60,607
Securities purchased under resale agreements	6,372	15,064	7,076
Investment in Federal Home Loan Bank stock	3,639	3,464	3,161
Investment in Federal Reserve Bank stock	1,536	1,117	932
Short-term investments	7,468	904	443
Total interest and dividend income	664,858	773,607	660,050
INTEREST EXPENSE
Customer deposit accounts	178,060	241,035	200,265
Federal Home Loan Bank advances	70,661	61,710	50,824
Securities sold under repurchase agreements	46,062	38,366	23,083
Long-term debt	12,694	15,603	12,799
Federal funds purchased	2,217	8,899	5,597
Total interest expense	309,694	365,613	292,568
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	355,164	407,994	367,482
PROVISION FOR LOAN LOSSES	226,000	12,000	6,166
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	129,164	395,994	361,316
NONINTEREST (LOSS) INCOME
Impairment writedown on investment securities	(73,165)	(405)	—
Branch fees	16,972	15,071	11,265
Net gain on investment securities available-for-sale	9,005	7,833	2,537
Letters of credit fees and commissions	9,739	10,252	8,673
Ancillary loan fees	4,646	5,773	3,885
Income from life insurance policies	4,151	4,156	3,997
Net gain on sale of loans	2,275	1,571	698
Other operating income	1,315	5,269	2,865
Total noninterest (loss) income	(25,062)	49,520	33,920
NONINTEREST EXPENSE
Compensation and employee benefits	82,236	85,926	70,583
Occupancy and equipment expense	26,991	25,582	21,350
Amortization of investments in affordable housing partnerships	7,272	4,958	5,441
Amortization and impairment writedowns of premiums on deposits acquired	7,270	6,846	7,118
Deposit insurance premiums and regulatory assessments	7,223	1,399	1,360
Loan related expenses	6,373	3,049	2,898
Other real estate owned expense (income)	6,013	(1,237)	453
Legal expense	5,577	3,198	2,339
Data processing	4,494	4,818	3,644
Deposit-related expenses	4,414	6,767	9,244
Consulting expense	4,398	3,324	2,628
Other operating expenses	39,009	38,625	34,397
Total noninterest expense	201,270	183,255	161,455
(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	(97,168)	262,259	233,781
(BENEFIT) PROVISION FOR INCOME TAXES	(47,485)	101,092	90,412
NET (LOSS) INCOME	(49,683)	161,167	143,369
PREFERRED STOCK DIVIDENDS AND AMORTIZATION OF PREFERRED STOCK DISCOUNT	9,474	—	—
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(59,157)	$161,167	$143,369
(LOSS) EARNINGS PER SHARE AVAILABLE TO COMMON STOCKHOLDERS
BASIC	$(0.94)	$2.63	$2.40
DILUTED	$(0.94)	$2.60	$2.35
DIVIDENDS DECLARED PER COMMON SHARE	$0.40	$0.40	$0.20
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	62,673	61,180	59,605
DILUTED	62,673	62,093	60,909

See accompanying notes to consolidated financial statements.

EAST WEST BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(In thousands, except share data)

	Preferred Stock	Common Stock	Additional Paid In Capital	Retained Earnings	Deferred Compensation	Treasury Stock	Accumulated Other Comprehensive Income (Loss), Net of Tax	Comprehensive Income (Loss)	Total Stockholders’ Equity
BALANCE, JANUARY 1, 2006		$61	$389,004	$393,846	$(8,242)	$(37,905)	$(2,626)		$734,138
Comprehensive income
Net income for the year				143,369				$143,369	143,369
Net unrealized loss on investment securities available-for-sale							(7,461)	(7,461)	(7,461)
Total comprehensive income								$135,908
Elimination of deferred compensation pursuant to adoption of SFAS No. 123R			(8,242)		8,242				—
Stock compensation costs			5,664						5,664
Tax benefit from stock plans			12,111						12,111
Issuance of 1,329,460 shares pursuant to									—
various stock plans and agreements		1	10,407						10,408
Issuance of 3,895 shares in lieu of									—
Board of Director retainer fees			156						156
Cancellation of 44,846 shares due to forfeitures of issued restricted stock			1,524			(1,524)			—
Issuance of 3,647,440 shares pursuant to Standard Bank acquisition		4	133,845						133,849
Purchase 24,109 shares of treasury stock						(876)			(876)
Dividends paid on common stock				(11,968)					(11,968)
BALANCE, DECEMBER 31, 2006		66	544,469	525,247	—	(40,305)	(10,087)		1,019,390
Comprehensive income
Net income for the year				161,167				$161,167	161,167
Net unrealized loss on investment securities available-for-sale							(28,715)	(28,715)	(28,715)
Total comprehensive income								$132,452
Cumulative effect from the adoption of FIN 48				(4,628)					(4,628)
Stock compensation costs			6,767						6,767
Tax benefit from stock plans			7,457						7,457
Issuance of 1,195,698 shares pursuant to various stock plans and agreements		2	11,791						11,793
Issuance of 5,880 shares in lieu of Board of Director retainer fees			219						219
Issuance of 2,032,816 shares pursuant to Desert Community Bank acquisition		2	78,484						78,486
Cancellation of 85,603 shares due to forfeitures of issued restricted stock			3,110			(3,110)			—
Purchase of 39,048 shares of treasury stock due to the vesting of restricted stock						(1,280)			(1,280)
Purchase of 11,624 shares of treasury stock due to granting of unrestricted stock to Desert Community Bank						(425)			(425)
Purchase of 1,392,176 shares of treasury stock pursuant to the Stock Repurchase Program						(53,805)			(53,805)
Dividends paid on common stock				(24,603)					(24,603)
BALANCE, DECEMBER 31, 2007		70	652,297	657,183	—	(98,925)	(38,802)		1,171,823
Comprehensive loss
Net loss for the year				(49,683)				$(49,683)	(49,683)
Net unrealized loss on investment securities available-for-sale							(47,689)	(47,689)	(47,689)
Total comprehensive loss								$(97,372)
Cumulative effect of change in accounting principle pursuant to adoption of EITF 06-4				(479)					(479)
Stock compensation costs			6,167						6,167
Tax provision from stock plans			(414)						(414)
Issuance of 200,000 shares Series A convertible									—
preferred stock, net of stock issuance costs			194,059						194,059
Conversion of 3,495 shares of Series A preferred stock			(3,391)						(3,391)
Issuance of 227,150 shares of common stock from converted									—
3,495 shares of Series A preferred stock			3,391						3,391
Issuance of 306,546 shares Series B — fixed rate cumulative perpetual preferred stock, net of stock issuance costs and discount			281,643						281,643
Issuance of 3,035,109 warrants, pursuant to the Series B									—
preferred stock offering			25,201						25,201
Issuance of 496,701 shares pursuant to various stock									—
plans and agreements			2,776						2,776
Issuance of 18,361 shares pursuant to Director retainer									—
fee			219						219
Cancellation of 113,929 shares due to forfeitures of									—
issued restricted stock			3,586			(3,586)			—
Purchase accounting adjustment pursuant to									—
DCB Acquisition			2,298						2,298
Purchase of 20,846 shares of treasury stock due to the									—
vesting of restricted stock						(306)			(306)
Amortization of Series B preferred stock discount				(312)					(312)
Dividends accrued and paid on preferred stock				(9,162)					(9,162)
Dividends paid on common stock				(25,375)					(25,375)
BALANCE, DECEMBER 31, 2008	$—	$70	$1,167,832	$572,172	$—	$(102,817)	$(86,491)		$1,550,766

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Disclosure of reclassification amount:
Unrealized holding loss on securities arising during the year, net of tax benefit of $61,480 in 2008, $17,504 in 2007, and $4,337 in 2006	$(84,902)	$(24,172)	$(5,990)
Less: Reclassification adjustment for loss (gain) included in net income, net of tax (benefit) expense of $(26,947) in 2008, $3,290 in 2007, and $1,066 in 2006	37,213	(4,543)	(1,471)
Net unrealized loss on securities, net of tax benefit of $34,533 in 2008, $20,794 in 2007, $5,403 in 2006	$(47,689)	$(28,715)	$(7,461)

See accompanying notes to consolidated financial statements.

EAST WEST BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(49,683)	$161,167	$143,369
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18,096	13,869	7,887
Impairment writedown on goodwill	858	—	—
Impairment writedown on investment securities available-for-sale	73,165	405	—
Impairment writedown on other investment	1,319	—	—
Stock compensation costs	6,167	6,767	5,664
Deferred tax benefit	(83,637)	(17,495)	(14,469)
Provision for loan losses	226,000	12,000	6,166
Provision for loan loss on other real estate owned	3,609	—	—
Net gain on sales of investment securities, loans and other assets	(9,851)	(12,460)	(2,576)
Federal Home Loan Bank stock dividends	(4,623)	(3,539)	(2,793)
Originations of loans held for sale	(49,352)	(42,578)	(22,782)
Proceeds from sale of loans held for sale	49,725	42,663	22,831
Tax provision (benefit) from stock plans	414	(7,457)	(12,111)
Net change in accrued interest receivable and other assets	22,859	64,899	(45,084)
Net change in accrued expenses and other liabilities	(22,645)	5,788	36,245
Total adjustments	232,104	62,862	(21,022)
Net cash provided by operating activities	182,421	224,029	122,347
CASH FLOWS FROM INVESTING ACTIVITIES
Net decrease (increase) in loans	302,422	(1,373,150)	(1,768,618)
Purchases of:
Short-term investments	(278,828)	—	—
Securities purchased under resale agreements	—	(150,000)	(50,000)
Investment securities held-to-maturity	(122,185)	—	—
Investment securities available-for-sale	(2,566,040)	(943,448)	(1,851,931)
Loans receivable	(103,751)	—	—
Federal Home Loan Bank stock	(9,400)	(33,829)	(41,647)
Federal Reserve Bank stock	(5,904)	(3,351)	(5,545)
Premises and equipment	(3,693)	(11,971)	(8,705)
Proceeds from unsettled securities acquired	—	—	225,616
Proceeds from sale of:
Investment securities available-for-sale	699,392	541,092	232,372
Securities purchased under resale agreements	100,000	100,000	—
Loans receivable	183,764	23,170	6,026
Real estate owned	33,709	4,130	484
Premises and equipment	85	6,745	44
Maturity of short-term investments	50,387	1,205	1,059
Repayments, maturity and redemption of investment securities available-for-sale	1,576,271	1,295,580	1,624,621
Redemption of Federal Home Loan Bank stock	12,270	31,767	19,816
Acquisitions, net of cash (acquired) paid	(1,181)	(7,337)	98,351
Net cash used in investing activities	(132,682)	(519,397)	(1,518,057)
CASH FLOWS FROM FINANCING ACTIVITIES
Net (payment for) proceeds from:
Deposits	863,045	(462,872)	247,461
Issuance of short-term borrowings	(547,137)	197,589	9,500
Proceeds from:
Isuance of long-term borrowings	250,000	670,641	1,400,000
Issuance of long-term debt	—	50,000	30,000
Issuance of common stock pursuant to various stock plans and agreements	2,776	11,266	10,303
Issuance of preferred stock, net of stock issuance costs, and common stock warrants	500,591	—	—
Payment for:
Repayment of long-term borrowings	(355,640)	(123,500)	(251,000)
Repayment of notes payable on affordable housing investments	(10,736)	(7,737)	(8,454)
Purchase of treasury shares	(306)	(55,085)	(876)
Cash dividends on preferred stock	(8,037)	—	—
Cash dividends on common stock	(25,375)	(24,603)	(11,968)
Tax (provision) benefit from stock plans	(414)	7,457	12,111
Net cash provided by financing activities	668,767	263,156	1,437,077
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	718,506	(32,212)	41,367
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	160,347	192,559	151,192
CASH AND CASH EQUIVALENTS, END OF YEAR	$878,853	$160,347	$192,559
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$301,744	$372,230	$285,211
Income tax payments, net of refunds	38,937	114,870	74,752
Noncash investing and financing activities:
Real estate acquired through foreclosure	83,672	1,500	2,884
Affordable housing investment financed through notes payable	11,000	12,600	11,000
Loans to facilitate sales of real estate owned	8,701	—	—
Purchase accounting adjustment in connection with acquisition	2,298	—	—
Accrued preferred stock dividends	1,125	—	—
Amortization of preferred stock discount	312
Issuance of common stock in lieu of Board of Director retainer fees	219	219	156
Guaranteed mortgage loan securitizations	—	1,180,160	788,036
Issuance of equity shares pursuant to acquisition	—	78,588	133,849
Equity interests in East West Capital Trusts	—	1,547	928

See accompanying notes to consolidated financial statements.

EAST WEST BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.             SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS SUMMARY

East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company” or “we”) is a registered bank holding company that offers a full range of banking services to individuals and small to mid-size businesses through its subsidiary bank, East West Bank and its subsidiaries (“East West Bank” or the “Bank”). The Bank is the Company’s principal asset. The Bank operates 69 banking locations throughout California, one branch in Houston, Texas, and one branch in Hong Kong, China. The Bank specializes in financing international trade and lending for commercial, construction, and residential real estate projects. Included in the Bank’s 71 locations are ten in-store branches located in 99 Ranch Market stores in Southern and Northern California. The Bank’s revenues are derived from providing financing for residential and commercial real estate and business customers, as well as investing activities. Funding for lending and investing activities is obtained through acceptance of customer deposits, Federal Home Loan Bank advances and other borrowing activities.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and general practices within the banking industry. The following is a summary of significant principles used in the preparation of the accompanying financial statements. In preparing the financial statements, management of the Company has made a number of estimates and assumptions pertaining to the reporting of assets and liabilities, including the allowance for loan losses, the disclosure of contingent assets and liabilities and the disclosure of income and expenses for the periods presented in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Principles of Consolidation—The financial statements include the accounts of the Company and its subsidiaries, East West Bank and East West Insurance Services, Inc. All intercompany transactions and accounts have been eliminated in consolidation. The Company also has nine wholly-owned subsidiaries that are statutory business trusts (the “Trusts”). In accordance with Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN No. 46R”), the Trusts are not consolidated into the accounts of East West Bancorp, Inc.

Fair Value—The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, on January 1, 2008. This standard provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. Fair value is the price that could be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Based on the observability of the inputs used in the valuation techniques, we classify our financial assets and liabilities measured and disclosed at fair value in accordance with the three- level hierarchy (e.g., Level 1, Level 2 and Level 3) established under SFAS No. 157. Fair value determination in accordance with SFAS No. 157 requires that we make a number of significant judgments. In determining the fair value of financial instruments, we use market prices of the same or similar instruments whenever such prices are available. We do not use prices involving distressed sellers in determining fair value. If observable market prices are unavailable or impracticable to obtain, then fair value is estimated using modeling techniques such as discounted cash flow analyses. These modeling techniques incorporate our assessments regarding assumptions that market participants would use in pricing the asset or the liability, including assumptions about the risks inherent in a particular valuation technique and the risk of nonperformance.

Fair value is used on a recurring basis for certain assets and liabilities in which fair value is the primary basis of accounting. Additionally, fair value is used on a non-recurring basis to evaluate assets or liabilities for impairment or for disclosure purposes in accordance with SFAS No. 107, Disclosures About Fair Value of Financial Instruments.

Securities Purchased Under Resale Agreements (“Resale Agreements”)—The Company purchases securities under resale agreements with terms that range from one day to several years. These agreements are collateralized by mortgage-backed securities and mortgage or commercial loans that are generally held by a third party custodian. The purchases are overcollateralized to ensure against unfavorable market price movements. In the event that the fair market value of the securities decreases below the carrying amount of the related repurchase agreement, the counterparty is required to designate an equivalent value of additional securities. The counterparties to these agreements are nationally recognized investment banking firms that meet credit eligibility criteria and with whom a master repurchase agreement has been duly executed. Resale agreements which are short-term in nature, or have terms of up to 90 days, are included in cash and cash equivalents. Resale agreements with terms greater than 90 days are separately categorized. The Company had no short-term resale agreements as of December 31, 2008 and 2007.

Investment Securities—The Company classifies its investment securities according to their purpose and holding period. Trading account securities are typically investment grade securities which are generally held by the Bank for a period of seven days or less. Trading account securities are carried at fair value. Realized and unrealized gains or losses on trading account securities are included in noninterest income. As of December 31, 2008 and 2007, there were no trading account securities in the investment portfolio. Held-to-maturity debt securities are recorded at amortized cost. The Company has the intent and ability to hold such securities to maturity. Investment securities available-for-sale are reported at estimated fair value, with unrealized gains and losses, excluded from operations and reported as a separate component of accumulated other comprehensive income or loss, net of tax, in stockholders’ equity.

The fair values of the investment securities are generally determined by reference to the average of at least two quoted market prices obtained from independent external brokers or independent external pricing service providers who have experience in valuing these securities. In obtaining such valuation information from third parties, the Company has evaluated the methodologies used to develop the resulting fair values. The Company performs a monthly analysis on the broker quotes received from third parties to ensure that the prices represent a reasonable estimate of the fair value. The procedures include, but are not limited to, initial and on-going review of third party pricing methodologies, review of pricing trends, and monitoring of trading volumes. The Company ensures whether prices received from independent brokers represent a reasonable estimate of fair value through the use of internal and external cash flow models developed based on spreads, and when available, market indices. As a result of this analysis, if the Company determines there is a more appropriate fair value based upon the available market data, the price received from the third party is adjusted accordingly. Prices from third party pricing services are often unavailable for securities that are rarely traded or are traded only in privately negotiated transactions. As a result, certain securities are priced via independent broker quotations which utilize inputs that may be difficult to corroborate with observable market based data. Additionally, the majority of these independent broker quotations are non-binding.

For current broker prices obtained on certain investment securities that the Company believes are based on forced liquidation or distressed sale values in very inactive markets, the Company has modified its approach in determining the fair values of these securities. The Company has determined that each of these securities will be individually examined for the appropriate valuation methodology based on a combination of the market approach reflecting current broker prices and a discounted cash flow approach. In calculating the fair value derived from the income approach, the Company made assumptions related to the implied rate of return, general change in market rates, estimated changes in credit quality and liquidity risk premium, specific non-performance and default experience in the collateral underlying the security, as well as broker discount rates are taken into consideration in determining the discount rate. The values resulting from each approach (i.e. market and income approaches) are weighted to derive the final fair value for each security trading in an inactive market.

Amortization of premiums and accretion of discounts on securities are recorded as yield adjustments on such securities using the effective interest method. The specific identification method is used for purposes of determining cost in computing realized gains and losses on investment securities sold.

The Company is obligated to assess, at each reporting date, whether there is an “other-than-temporary” impairment (“OTTI”) in its portfolio of investment securities. Such impairment must be recognized in current earnings rather than in other comprehensive income. The Company examines all individual securities that are in an unrealized loss position at each reporting date for other-than-temporary impairment. Specific investment level factors that are examined to assess impairment include the nature of the investments, severity and duration of the loss, the probability that the Company will be unable to collect all amounts due, an analysis of the issuers of the securities and if there has been any cause for default on the securities and any change in the rating of the securities by the various rating agencies. Additionally, management reexamines the Company’s financial resources as well as the Company’s overall ability and intent to hold the securities until their fair values recover.

As required under Emerging Issues Task Force (“EITF”) 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interest in Securitizes Financial Assets, and FSP EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20, the Company considers all available information relevant to the collectibility of the security, including information about past events, current conditions, and reasonable and supportable forecasts, when developing the estimate of future cash flows and making its other-than-temporary impairment assessment for its portfolio of residual securities and pooled trust preferred securities. The Company considers factors such as remaining payment terms of the security, prepayment speeds, the financial condition of the issuer(s), expected defaults, and the value of any underlying collateral.

Derivative Financial Instruments—As part of its asset and liability management strategy, the Company may use derivative financial instruments to mitigate exposure to risk. Effective January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted. Pursuant to the requirements of SFAS No. 133, all derivative instruments, including certain derivative instruments embedded in other contracts, are to be recognized on the consolidated balance sheet at fair value. Depending on the nature of the derivative, the corresponding changes in fair value are either reported in current earnings or accumulated other comprehensive loss.

Loans Receivable—Loans receivable that the Company has the intent and ability to hold for the foreseeable future, or until maturity, are stated at their outstanding principal, reduced by an allowance for loan losses and net deferred loan fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Nonrefundable fees and direct costs associated with the origination or purchase of loans are deferred and netted against outstanding loan balances. The deferred net loan fees and costs are recognized in interest income as an adjustment to yield over the loan term using the effective interest method. Discounts or premiums on purchased loans are accreted or amortized to interest income using the effective interest method over the remaining period to contractual maturity adjusted for anticipated prepayments. Interest on loans is calculated using the simple-interest method on daily balances of the principal amount outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that full collection of principal or interest becomes uncertain, regardless of the length of past due status. Generally, loans are placed on nonaccrual status when they become 90 days past due. When interest accrual is discontinued, all unpaid accrued interest is reversed against current earnings. In general, subsequent payments received are applied to the outstanding principal balance of the loan. A loan is returned to accrual status when the borrower has demonstrated a satisfactory payment trend subject to management’s assessment of the borrower’s ability to repay the loan.

Loans held for sale are carried at the lower of aggregate cost or market value. Origination fees on loans held for sale, net of certain costs of processing and closing the loans, are deferred until the time of sale and are included in the computation of the gain or loss from the sale of the related loans. A valuation allowance is established if the market value of such loans is lower than their cost and operations are charged for valuation adjustments.

Allowance for Loan Losses—The allowance for loan losses is established as management’s estimate of probable losses inherent in the loan portfolio. The allowance is increased by the provision for loan losses and decreased by chargeoffs when management believes the uncollectibility of a loan is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Additionally, nonclassified loans are also considered in the allowance for loan losses calculation and are factored in based on the historical loss experience adjusted for various qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all scheduled payments of principal or interest due according to the contractual terms of the loan agreement. Factors considered by management in determining and measuring loan impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for real estate, construction, and commercial loans based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as an expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent, less costs to sell. If the measure of the impaired loan is less than the recorded investment in the loan, the deficiency will be charged off against the allowance for loan losses or, alternatively, a specific allocation will be established. Consumer and other homogeneous smaller balance loans are reviewed on a collective basis for impairment.

Investment in Federal Home Loan Bank of San Francisco Stock—As a member of the Federal Home Loan Bank (“FHLB”) of San Francisco, the Bank is required to own common stock in the FHLB of San Francisco based upon our balance of residential mortgage loans and outstanding FHLB advances. FHLB stock is carried at cost and may be sold back to the FHLB at its carrying value. Both cash and stock dividends received are reported as dividend income. In January 2009, the FHLB announced that it will suspend dividend payments for the fourth quarter of 2008 to preserve capital given the possibility of other-than-temporary charges on certain non-agency mortgage- backed securities in the future. Additionally, the FHLB announced that it will not repurchase excess capital stock on January 31, 2009, the next regularly scheduled repurchase date.

Investment in Federal Reserve Bank Stock—As a member of the Federal Reserve Bank (“FRB”) of San Francisco, the Bank is required to maintain stock in the FRB of San Francisco based on a specified ratio relative to our capital. FRB stock is carried at cost and may be sold back to the FRB at its carrying value. Cash dividends received are reported as dividend income.

Mortgage Servicing Assets—The Company adopted SFAS No. 156, Accounting for Servicing of Financial Assets, an amendment of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, on January 1, 2007. The adoption did not have a material impact on the Company’s consolidated financial statements. Mortgage servicing assets are initially recorded at fair value. Servicing assets are amortized in proportion to, and over the period of, estimated net servicing income. The fair value of servicing assets is determined based on the present value of estimated net future cash flows related to contractually specified servicing fees. The primary determinants of the fair value of mortgage servicing assets are prepayment speeds and discount rates. Evaluation of impairment is performed on a quarterly basis using discounted static cash flow analysis in combination with mortgage dealer consensus prepayment forecasts. Variations in either or a combination of these factors could materially affect the estimated values of mortgage servicing assets. In conjunction with the valuation process, each class of servicing assets is stratified to evaluate and measure impairment, which is measured as the excess of cost over fair value. Determination of each stratum is based on one or more predominant risk characteristics of the underlying financial assets, including loan type, maturity and interest rates. Impairment, if it occurs, is recognized through a valuation allowance for each class.

Residual Securities—Residual securities represent retained beneficial interests in certain components of cash flows of underlying mortgage loans in connection with the Company’s securitization transactions. Residual securities include interest-only mortgage securities and overcollateralization bonds and are reported at their estimated fair values with unrealized gains and losses reported in accumulated other comprehensive income. To the extent that the cost basis of residual securities exceeds the fair value and the unrealized loss is considered to be other-than-temporary, an impairment charge is recognized and the amount recorded in accumulated other comprehensive income or loss is reclassified to earnings as a realized loss.

Interest-only mortgage securities represent the contractual right to receive excess interest cash flows from a pool of securitized mortgage loans. Interest payments received by the independent trust are first applied to the principal and interest bonds (which are generally retained by the Company in its available-for-sale investment portfolio), servicing fees and administrative fees. The excess, if any, is remitted to the Company related to its ownership of the interest-only mortgage security. Overcollateralization bonds represent the contractual right to excess principal payments resulting from over collateralization of the obligations of the trust.

Interest income on residual securities is recognized using a prospective interest method in accordance with EITF No. 99-20. The Company specifically applies such guidance to beneficial interests in securitized financial assets that (a) can contractually be prepaid or otherwise settled in such a way that the Company may not recover substantially all of its recorded investment (such as interest-only strips) or (b) are not of high credit quality at the acquisition date. EITF 99-20 requires that the Company recognize as interest income (throughout the life of the retained interests) the excess of all estimated cash flows attributable to these interests over its principal amount using the effective yield method. The Company updates its estimates of expected cash flows periodically and recognizes changes in calculated effective yield on a prospective basis. The estimated cash flows change as management’s assumptions for credit losses, borrower prepayments, and interest rates are updated.

Other Real Estate Owned—Other real estate owned (“OREO”) represents properties acquired through foreclosure or through full or partial satisfaction of loans, is considered held for sale, and is recorded at the lower of cost or estimated fair value at the time of foreclosure. Loan balances in excess of fair value of the real estate acquired at the date of foreclosure are charged against the allowance for loan losses. After foreclosure, valuations are periodically performed as deemed necessary by management and the real estate is carried at the lower of carrying value or fair value less costs to sell. Subsequent declines in the fair value of the OREO below the carrying value are recorded through the use of a valuation allowance by charges to noninterest expense. Any subsequent operating expenses or income of such properties are also charged to noninterest expense. If the REO is sold shortly after it is received in a foreclosure (i.e., the holding period was deemed minimal), the Company substitutes the value received in the sale (net of costs to sell) for the fair value (less costs to sell). Any adjustment made to the loss originally recognized at the time of foreclosure is then charged against or credited to the allowance for loan losses, if deemed material. Otherwise, any declines in value after foreclosure are recorded as gains or losses from the sale or disposition of the real estate. Revenue recognition upon disposition of a property is dependent on the sale having met certain criteria relating to the buyer’s initial investment in the property sold.

Investment in Affordable Housing Partnerships—The Company owns limited partnership interests in projects of affordable housing for lower income tenants. The investments in which the Company has significant influence or has a limited partnership interest that exceeds 5% are recorded using the equity method of accounting. The remaining investments are recorded using the cost method and are being amortized using the level-yield method over the life of the related tax credits. The tax credits are being recognized in the consolidated financial statements to the extent they are utilized on the Company’s income tax returns.

Premises and Equipment—The Company’s premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed based on the straight-line method over the estimated useful lives of the various classes of assets. The ranges of useful lives for the principal classes of assets are as follows:

Buildings and building improvements	25 years
Furniture, fixtures and equipment	3 to 10 years
Leasehold improvements	Term of lease or useful life, whichever is shorter

The Company reviews its long-lived assets for impairment annually or when events or circumstances indicate that the carrying amount of these assets may not be recoverable. An asset is considered impaired when the expected undiscounted cash flows over the remaining useful life is less than the net book value. When impairment is indicated for an asset, the amount of impairment loss is the excess of the net book value over its fair value.

Goodwill and Other Intangible Assets—The Company has goodwill, which represents the excess of purchase price over the fair value of net assets acquired, as a result of various past acquisitions. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized and is reviewed for impairment on an annual basis on December 31, or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value. Premiums on deposits, which represent the intangible value of depositor relationships resulting from deposit liabilities assumed in acquisitions, are amortized over the projected useful lives of the deposits. Core deposit intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment on goodwill and premiums on deposits is permanently recognized by writing down the asset to the extent that the carrying value exceeds the estimated fair value.

Federal Funds Purchased—The Company utilizes federal funds purchased as part of its short-term financing strategy. Federal funds purchased are generally overnight borrowings and mature within one business day to six months from the transaction date.

Securities Sold Under Repurchase Agreements (“Repurchase Agreements”)—The Company sells securities under repurchase agreements. These transactions are accounted for as collateralized financing transactions and recorded at the amounts at which the securities were sold. The Company may have to provide additional collateral to the counterparty, as necessary.

Long-Term Debt—Long-term debt consists of both junior subordinated debt and subordinated debt. The Company has established nine statutory business trusts that are wholly-owned subsidiaries of the Company. In nine separate private placement transactions, the Trusts issued both fixed and variable rate capital securities representing undivided preferred beneficial interests in the assets of the Trusts. The Company is the owner of all the beneficial interests represented by the common securities of the Trusts. The purpose of issuing the capital securities was to provide the Company with a cost-effective means of obtaining Tier I capital for regulatory reporting purposes.

FIN No. 46R requires that variable interest entities be consolidated by a company if that company is subject to a majority of expected loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s expected residual returns or both. Accordingly, the Trusts are not consolidated by the Company. Junior subordinated debt represents liabilities of the Company to the Trusts and is included in long-term debt on the accompanying consolidated balance sheets.

Income Taxes—Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

The Company adopted the provisions of FIN No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), on January 1, 2007. FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. Pursuant to FIN 48, the Company examines its financial statements, its income tax provision, and its federal and state income tax returns and analyzes its tax positions, including permanent and temporary differences, as well as the major components of income and expense to determine whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties arising from income tax settlements as part of its provision for income taxes. Upon adoption of FIN 48 of January 1, 2007, the Company recorded a net decrease to retained earnings of $4.6 million related to the measurement of a position that the Company had taken with respect to the tax treatment of regulated investment companies (RICs). See Notes 19 to the consolidated financial statements.

Stock-Based Compensation—The Company issues stock-based compensation to certain employees, officers, and directors. The Company adopted revised accounting standards for stock based compensation pursuant to SFAS No. 123(R), Share-Based Payment, on January 1, 2006. SFAS No. 123(R) requires companies to account for stock options using the fair value method, which generally results in compensation expense recognition. Prior to December 31, 2005, the Company accounted for its fixed stock options using the intrinsic-value method, as prescribed in Accounting Principles Board (“APB”) Opinion No. 25. Accordingly, no stock option expense was recorded in periods prior to December 31, 2005.

SFAS No. 123(R) allowed for two alternative transition methods. The Company elected to follow the modified prospective method, which requires application of the new standard to new awards and to awards modified, repurchased or cancelled after the required effective date. Accordingly, prior period amounts have not been restated. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of January 1, 2006 are being recognized as the requisite services are rendered on or after January 1, 2006. The compensation cost of that portion of awards is based on the grant-date fair value of those awards as calculated for pro forma disclosures under the original SFAS No. 123. Under the transition provisions of SFAS No. 123(R), the Company has reduced additional paid in capital by $8.2 million, which represented the remaining deferred compensation balance in the consolidated statement of changes in stockholders’ equity as of January 1, 2006. This reclassification adjustment had no impact on total stockholders’ equity.

Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company; (2) the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Company does not maintain effective control over the transferred assets through either (a) an agreement that entitles and obligates the Company to repurchase or redeem them before their maturity or (b) the ability to unilaterally cause the holder to return specific assets. The difference between the net proceeds received and the allocated carrying amount of the financial assets being sold or securitized is recognized as a gain or loss on sale.

Earnings (Loss) Per Share (“EPS”)—Basic EPS excludes dilution and is computed by dividing income or loss available to common stockholders by the weighted-average number of shares outstanding during the period. Diluted EPS is calculated on the basis of the weighted average number of shares outstanding during the period plus restricted stock and shares issuable upon the assumed exercise of outstanding convertible preferred stock, common stock options and warrants, unless they have an antidilutive effect.

Comprehensive Income—The term “comprehensive income” describes the total of all components of other comprehensive income including net income. “Other comprehensive income” refers to revenues, expenses, and gains and losses that are included in comprehensive income but are excluded from net income because they have been recorded directly in equity under the provisions of other Financial Accounting Standards Board statements. The Company presents the comprehensive income disclosure as a part of the statements of changes in stockholders’ equity by identifying each element of other comprehensive income, including net income.

Reclassifications—Certain items in the consolidated statements of operations for the years ended December 31, 2007 and 2006 were reclassified to conform to the 2008 presentation. These reclassifications did not affect previously reported net income. During 2008, the Company reclassified net gain on sale of OREO from the caption Noninterest Income to Noninterest Expense in order to present all OREO activity in a single line item. As a result, $1.3 million and $88 thousand for the years ended December 31, 2007 and 2006, respectively, that were previously included under the caption Noninterest Income were reclassified to OREO expense (income), which is a component of Noninterest Expense. Additionally, during 2008, the Company reclassified impairment writedowns on investment securities from the caption Noninterest Expense to Noninterest Income. As a result, $405 thousand in other-than-temporary impairment (“OTTI”) charges recorded during the year ended December 31, 2007, was reclassified from the caption Noninterest Expense to Noninterest Income. There were no OTTI charges recorded during the year ended December 31, 2006.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Emerging Issues Task Force (“EITF”) issued EITF 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements, which requires employers to recognize an obligation associated with endorsement split-dollar life insurance arrangements that extend into the employee’s postretirement period. EITF 06-4 is effective for financial statements issued for fiscal years beginning after December 15, 2007. Upon adoption of EITF 06-4, the Company recorded a net decrease to retained earnings of $479 thousand, net of tax.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. The standard applies when GAAP requires or allows assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstance. The Company adopted SFAS 157 on a prospective basis. The adoption of SFAS 157 on January 1, 2008 did not have any impact on the Company’s financial condition, results of operations, or cash flows. The adoption of this standard resulted in additional disclosures which are presented in Note 3 of the Company’s consolidated financial statements. In February 2008, the FASB issued SFAS No. 157-2, Effective Date of FASB Statement No. 157, which provided for a one-year deferral of the implementation of this standard for other nonfinanical assets and liabilities, effective for fiscal years beginning after November 15, 2008. This additional guidance is not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS 158), which amends SFAS No. 87, Employers’ Accounting for Pensions; SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits; SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions; and SFAS No. 132(R), Employers’ Disclosures about Pensions and Other Postretirement Benefits (revised 2003). This Statement requires companies to recognize an asset or liability for the overfunded or underfunded status of their benefit plans in their financial statements. The asset or liability is the offset to other accumulated comprehensive income, consisting of previously unrecognized prior service costs and credits, actuarial gains or losses, and accumulated transition obligations and assets. SFAS 158 also requires the measurement date for plan assets and liabilities to coincide with the sponsor’s year-end. The standard provides two transition alternatives for companies to make the measurement-date provisions. The Company adopted the recognition and disclosure elements of SFAS 158, which did not have a material effect on its consolidated financial position, results of operations, or cash flows. In addition, the Company also adopted the measurement elements of SFAS 158 for the year ended December 31, 2008. The adoption of the measurement elements did not have a material impact on the Company’s consolidated financial condition, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. SFAS No. 159 would allow the Company a one-time irrevocable election to measure certain financial assets and liabilities on the balance sheet at fair value and report the unrealized gains and losses on the elected items in earnings at each subsequent reporting date. This Statement requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company has elected not to measure any new financial instruments at fair value, as permitted in SFAS No. 159, but to continue recording its financial instruments in accordance with current practice.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (SFAS 141(R)), which replaces FASB Statement No. 141, Business Combinations. SFAS 141(R) establishes principles and requirements for how an acquiring company (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree, (2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for business combinations occurring on or after the beginning of the fiscal year beginning on or after December 15, 2008. SFAS 141(R), effective for the Company on January 1, 2009, applies to all transactions or other events in which the Company obtains control in one or more businesses. Management will assess each transaction on a case-by-case basis as they occur.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51”. This Statement requires that noncontrolling or minority interests in subsidiaries be presented in the consolidated statement of financial position within equity, but separate from the parents’ equity, and that the amount of the consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company does not expect this guidance to have a material effect on its financial condition, results of operations, or cash flows.

In February 2008, the FASB issued FASB Staff Position FAS No. 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions (“FSP No. 140-3”), which provides a consistent framework for the evaluation of a transfer of a financial asset and subsequent repurchase agreement entered into with the same counterparty. FSP FAS No. 140-3 provides guidelines that must be met in order for an initial transfer and subsequent repurchase agreement to not be considered linked for evaluation. If the transactions do not meet the specified criteria, they are required to be accounted for as one transaction. This FSP is effective for fiscal years beginning after November 15, 2008, and shall be applied prospectively to initial transfers and repurchase financings for which the initial transfer is executed on or after adoption. The Company does not expect this guidance to have a material effect on its financial condition, results of operations, or cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 requires specific disclosures regarding the location and amounts of derivative instruments in the financial statements; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect the financial position, financial performance, and cash flows of the Company. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company does not expect this guidance to have a material effect on its financial condition, results of operations, or cash flows.

In April 2008, the FASB directed the FASB Staff to issue FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets. FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used for purposes of determining the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). FSP No. FAS 142-3 is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other GAAP. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. Earlier application is not permitted. The Company does not expect this guidance to have a material effect on its financial condition, results of operations, or cash flows.

In June 2008, the FASB issued FSP EITF 03-06-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. FSP EITF 03-06-1 requires all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends to be considered participating securities and requires entities to apply the two-class method of computing basic and diluted earnings per share. This FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact that this FSP will have on the Company’s consolidated financial statements.

In October 2008, the FASB issued FSP SFAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active. FSP SFAS 157 157-3 clarified the application of SFAS 157 in an inactive market. It demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP SFAS 157-3 was effective upon issuance. The adoption of this guidance did not have a material effect on the Company’s financial condition, results of operations, or cash flows.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) About Transfers of Financial Assets and Interests in Variable Interest Entities”. This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities (VIEs), including qualifying special-purpose entities (QSPEs). The disclosures required by this FSP are intended to provide greater transparency to financial statement users about a transferor’s continuing involvement with transferred financial assets and an enterprise’s involvement with variable interest entities and qualifying SPEs. This FSP shall be effective for the first reporting period ending after December 15, 2008, with earlier application encouraged, and shall be applied for each annual and interim reporting period thereafter. The adoption of this guidance did not have a material impact to the Company’s consolidated financial statements.

In January 2009, the FASB issued FSP EITF 99-20-1 (“EITF 99-20-1”), Amendments to the Impairment Guidance of EITF Issue No. 99-20, which revises the other-than-temporary-impairment (“OTTI”) guidance on beneficial interests in securitized financial assets that are within the scope of EITF Issue 99-20. EITF 99-20-1 amends Issue 99-20 to more closely align its OTTI guidance with paragraph 16 of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, by (1) removing the notion of a “market participant” and (2) inserting a “probable” concept related to the estimation of a beneficial interest’s cash flows. EITF 99-20-1 is effective prospectively for interim and annual periods ending after December 15, 2008. Retrospective application of this FSP is prohibited. The adoption of this guidance did not have a material effect on the Company’s financial condition, results of operations, or cash flows.

2.             BUSINESS COMBINATIONS

The Company has completed several business acquisitions that have all been accounted for using the purchase method of accounting. Accordingly, all assets and liabilities were adjusted to and recorded at their estimated fair values as of the acquisition date. The excess of purchase price over fair value of net assets acquired, if identifiable, was recorded as a premium on purchased deposits, and if not identifiable, was recorded as goodwill, which is not deductible for tax purposes. The estimated tax effect of differences between tax bases and market values has been reflected in deferred income taxes. The results of operations of the acquired entities have been included in the Company’s consolidated financial statements from the date of acquisition.

At the close of business on August 17, 2007, the Company completed the acquisition of Desert Community Bank (“DCB”). The purchase price was $145.0 million and was comprised of $64.1 million in cash and 2,032,816 shares of East West Bancorp, Inc. common stock. The Company recorded total goodwill of $94.0 million and core deposit premium of $14.9 million for this transaction.

At the close of business on March 17, 2006, the Company completed the acquisition of Standard Bank, a federal savings bank headquartered in Monterey Park. The purchase price was $200.3 million which was comprised of $66.4 million in cash and 3,647,440 shares of East West Bancorp, Inc. common stock. The Company recorded total goodwill of $100.9 million and core deposit premium of $8.6 million for this transaction.

The following table provides detailed information on acquisitions during 2007 and 2006:

	Desert Community Bank	Standard Bank
	(In thousands)
Cash and cash equivalents	$65,256	$165,834
Loans receivable	406,062	487,110
Premises and equipment	21,148	3,211
Core deposit premium	14,922	8,648
Goodwill	94,033	100,889
Other assets	92,238	239,497
Total assets acquired	693,659	1,005,189
Deposits	506,742	728,994
Other liabilities	41,900	75,923
Total liabilities assumed	548,642	804,917
Net assets acquired (1)	$145,017	$200,272
Date of acquisition	August 17, 2007	March 17, 2006
Purchase price	$145,017	$200,272
Type of transaction	Stock and Cash	Stock and Cash

(1)           In accordance with SFAS No. 141, Business Combinations, net assets acquired in a business combination are recorded at their estimated fair values. Adjustments to the estimated fair value of acquired assets and liabilities generally occur within one year of the acquisition.

The pro forma combined amounts presented below give effect to the acquisition of Standard Bank as if this transaction had been completed as of the beginning of each year. The pro forma information is not necessarily indicative of the results of operations that would have resulted had the acquisition been completed at the beginning of the applicable year presented, nor is it necessarily indicative of the results of operations in future periods. Due to the insignificant impact on the total assets and results of operations of the Company, the acquisition of DCB has not been included in the pro forma financial information below presented in accordance with SFAS No. 141:

Year Ended December 31, 2006 (1)
Net interest income	$371,586
Provision for loan losses	(7,366)
Noninterest income	24,150
Noninterest expense	(164,121)
Income before provision for income taxes	224,249
Provision for income taxes	(86,405)
Net income	$137,844

EARNINGS PER SHARE
BASIC	$2.28
DILUTED	$2.24

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	60,364
DILUTED	61,668

(1)           The pro forma results of operations for the year ended December 31, 2006 includes $10.3 million in net realized losses on investment securities that were sold by Standard Bank during the first quarter of 2006. Further, the pro forma results of operations for the year ended December 31, 2006 reflect interest expense related to junior subordinated debt amounting to $30.0 million that was issued in connection with the acquisition of Standard Bank as if this debt instrument was issued at the beginning of the year.

3.                                      FAIR VALUE

The Company adopted SFAS 157 effective January 1, 2008. SFAS 157 provides a framework for measuring fair value under GAAP. This standard applies to all financial assets and liabilities that are being measured and reported at fair value on a recurring and non-recurring basis. For the Company, this includes the investment securities available-for-sale (“AFS”) portfolio, equity swap agreements, derivatives payable, mortgage servicing assets, and impaired loans.

As defined in SFAS 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market and income approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability. These inputs can be readily observable, market corroborated, or generally unobservable firm inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The hierarchy ranks the quality and reliability of the information used to determine fair values. The hierarchy gives the highest priority to quoted prices available in active markets and the lowest priority to data lacking transparency. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

•                  Level 1 — Quoted prices for identical instruments that are highly liquid, observable and actively traded in over-the-counter markets. Level 1 financial instruments typically include U.S. Treasury securities.

•                  Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable and can be corroborated by market data. Level 2 financial instruments typically include U.S. Government and agency mortgage-backed securities, U.S. Government sponsored enterprise preferred stock securities, trust preferred securities, and equity swap agreements.

•                  Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category typically includes mortgage servicing assets, impaired loans, private label mortgage-backed securities, retained residual securities in securitizations, pooled trust preferred securities, and derivatives payable.

In determining the appropriate levels, the Company performs a detailed analysis of assets and liabilities that are subject to SFAS 157. The following table presents financial assets and liabilities that are measured at fair value on a recurring and non-recurring basis. These assets and liabilities are reported on the consolidated balance sheets at their fair values as of December 31, 2008. As required by SFAS 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.

	Assets (Liabilities) Measured at Fair Value on a Recurring Basis as of December 31, 2008
	Fair Value Measurements December 31, 2008	Quoted Prices in Active Markets for Identifical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
		(In Thousands)
Investment Securities AFS	$2,040,194	$5,093	$1,410,750	$624,351
Equity Swap Agreements	13,853	—	13,853	—
Derivatives Payable	(14,142)	—	—	(14,142)

	Assets Measured at Fair Value on a Non-Recurring Basis as of December 31, 2008
	Fair Value Measurements December 31, 2008	Quoted Prices in Active Markets for Identifical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
		(In Thousands)
Mortgage Servicing Assets	$16,492	$—	$—	$16,492
Impaired Loans	208,716	—	—	208,716

At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3. The following table provides a reconciliation of the beginning and ending balances for asset categories measured at fair value using significant unobservable inputs (Level 3) for the year ended December 31, 2008:

	Investment Securities Available for Sale	Mortgage Servicing Assets	Impaired Loans	Derivatives Payable
	(In Thousands)
Beginning balance, January 1, 2008	$700,434	$21,558	$107,544	$—
Total gains or losses (1)
Included in earnings (realized)	(3,031)	(5,361)	(7,090)	951
Included in other comprehensive loss (unrealized) (2)	(40,779)	—	—	—
Purchases, issuances, sales, settlements (3)	(113,057)	295	—	—
Transfers in and/or out of Level 3 (4)	80,784	—	108,262	(15,093)
Ending balance December 31, 2008	$624,351	$16,492	$208,716	$(14,142)
Changes in unrealized losses included in earnings relating to assets and liabilities still held at December 31, 2008	$(17,845)	$—	$—	$—

(1)                                 Total gains or losses represent the total realized and unrealized gains and losses recorded for Level 3 assets and liabilities. Realized gains or losses are reported in the consolidated statements of operations.

(2)                                 Unrealized gains or losses on investment securities are reported in accumulated other comprehensive loss, net of tax in the consolidated statements of changes in stockholders’ equity.

(3)                                 Purchases, issuances, sales and settlements represent Level 3 assets and liabilities that were either purchased, issued, sold, or settled during the period. The amounts are recorded at their end of period fair values.

(4)                                 Transfers in and/or out represent existing assets and liabilities that were either previously categorized as a higher level and the inputs to the model became unobservable or assets and liabilities that were previously classified as Level 3 and the lowest significant input became observable during the period. These assets and liabilities are recorded at their end of period fair values.

Valuation Methodologies

Investment Securities Available-for-Sale—The fair values of available-for-sale investment securities are generally determined by reference to the average of at least two quoted market prices obtained from independent external brokers or prices obtained from independent external pricing service providers who have experience in valuing these securities. In obtaining such valuation information from third parties, the Company has reviewed the methodologies used to develop the resulting fair values.

The Company’s Level 3 available-for-sale securities include private label mortgage-backed securities, pooled trust preferred debt and equity securities, and residual securities that have been retained by the Company in connection with the private label loan securitization activities. The fair values of private label mortgage-backed securities and pooled trust preferred securities have traditionally been based on the average of at least two quoted market prices obtained from independent external brokers since broker quotes in an active market are given the highest priority under SFAS 157. However, as a result of the global financial crisis and illiquidity in the U.S. markets, it is the Company’s view that current broker prices on private label mortgage-backed securities and certain pooled trust preferred securities are based on forced liquidation or distressed sale values in very inactive markets that are not representative of the economic value of these securities. In light of these circumstances, the Company has amended its approach to obtaining the current values of these securities. The Company examines the facts and circumstances of each security to determine appropriate combination of the market approach reflecting current broker prices and a discounted cash flow approach. In order to determine the appropriate discount rate for the calculation of the fair value derived from the income approach, we have made assumptions related to the implied rate of return which have been adjusted for general change in market rates, estimated changes in credit quality and liquidity risk premium, specific non-performance and default experience in the collateral underlying the security, as well as broker discount rates. The values resulting from each approach (i.e. market and income approaches) are weighted to derive the final fair value on each private label mortgage-backed and pooled trust preferred security.

The valuation of residual securities is based on a discounted cash flow approach utilizing several assumption factors. Assumptions related to prepayment speeds, forward yield curves, financial characteristics of the underlying assets, delinquency trends, and other factors are taken into consideration in determining the discount margin on residual securities. Furthermore, the liquidity of the market for similar securities is also incorporated in the valuation analysis to better determine the fair value of residual securities.

Equity Swap Agreements—The Company has entered into several equity swap agreements with a major investment brokerage firm to hedge against market fluctuations in a promotional equity index certificate of deposit product offered to bank customers. This deposit product, which has a term of 5 years or 5 1/2 years, pays interest based on the performance of the Hang Seng China Enterprises Index (“HSCEI”). The fair value of these equity swap agreements is based on the income approach. The fair value is based on the change in the value of the HSCEI and the volatility of the call option over the life of the individual swap agreement. The option value is derived based on the volatility, the interest rate and the time remaining to maturity of the call option. The Company’s consideration of its counterparty’s credit risk resulted in a $561 thousand adjustment to the valuation of the equity swap agreements for the year ended December 31, 2008. The valuation of equity swap agreements falls within Level 2 of the fair value hierarchy due to the observable nature of the inputs used in deriving the fair value of these derivative contracts.

Derivatives Payable—The Company’s derivatives payable are recorded in conjunction with the certificate of deposits (“host instrument”) that pays interest based on changes in the HSCEI and are included in interest-bearing deposits on the consolidated balance sheets. The fair value of these embedded derivatives is based on the income approach. The Company’s consideration of its own credit risk resulted in a $271 thousand adjustment to the valuation of the derivative liabilities, and a net loss of $290 thousand was recognized in noninterest expense as the net difference between the valuation of the equity swap agreements and derivatives payable for the year ended December 31, 2008. The valuation of the derivatives payable falls within Level 3 of the fair value hierarchy since the significant inputs used in deriving the fair value of these derivative contracts are not directly observable.

Mortgage Servicing Assets (“MSAs”)—The Company records MSAs in conjunction with its loan sale and securitization activities since the servicing of the underlying loans is retained by the Bank. MSAs are initially measured at fair value using an income approach. The initial fair value of MSAs is determined based on the present value of estimated net future cash flows related to contractually specified servicing fees. The valuation for MSAs falls within Level 3 of the fair value hierarchy since there are no quoted prices for MSAs and the significant inputs used to determine fair value are not directly observable. The valuation of MSAs is determined using a discounted cash flow approach utilizing the appropriate yield curve and several market-derived assumptions including prepayment speeds, servicing cost, delinquency and foreclosure costs and behavior, and float earnings rate. Net cash flows are present valued using a market-derived discount rate. The resulting fair value is then compared to recently observed bulk market transactions with similar characteristics. The fair value is adjusted accordingly to be better aligned with current observed market trends and activity.

Impaired Loans—In accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, an Amendment of FASB Statements No. 5 and 15, the Company’s impaired loans are generally measured using the fair value of the underlying collateral, which is determined based on the most recent valuation information received, which may be adjusted based on factors such as the Company’s historical knowledge and changes in market conditions from the time of valuation. As of December 31, 2008, the impaired loan balance, net of the specific reserve, was $208.7 million. Impaired loans fall within Level 3 of the fair value hierarchy since they were measured at fair value based on appraisals of the underlying collateral.

Fair Value of Financial Instruments

The carrying amounts and fair values of the Company’s financial instruments at December 31 were as follows:

	December 31,
	2008		2007
	Carrying Notional or Contract Amount	Estimated Fair Value	Carrying Notional or Contract Amount	Estimated Fair Value
	(In thousands)
Financial Assets:
Cash and cash equivalents	$878,853	$878,853	$160,347	$160,347
Short-term investments	228,441	228,353	—	—
Securities purchased under resale agreements	50,000	51,581	150,000	154,977
Investment securities held-to-maturity	122,317	123,105	—	—
Investment securities available-for-sale	2,040,194	2,040,194	1,887,136	1,887,136
Loans receivable, net	8,069,377	8,036,406	8,750,921	9,020,362
Investment in Federal Home Loan Bank stock	86,729	86,729	84,976	84,976
Investment in Federal Reserve Bank stock	27,589	27,589	21,685	21,685
Accrued interest receivable	46,230	46,230	52,312	52,312
Equity swap agreements	43,453	13,853	46,542	28,312
Financial Liabilities:
Customer deposit accounts:
Demand, savings and money market deposits	3,399,817	3,141,126	3,473,401	3,473,401
Time deposits	4,742,142	4,750,957	3,805,513	3,802,154
Federal funds purchased	28,022	28,022	222,275	222,275
Federal Home Loan Bank advances	1,353,307	1,397,081	1,808,419	1,825,649
Securities sold under repurchase agreements	998,430	1,204,329	1,001,955	1,021,739
Notes payable	16,506	16,506	16,242	16,242
Accrued interest payable	18,977	18,977	10,463	10,463
Long-term debt	235,570	120,325	235,570	251,011
Derivatives payable	43,453	14,142	46,542	28,312
Off-balance sheet financial instruments:
Commitments to extend credit	1,469,513	16,001	2,723,859	13,412
Standby letters of credit	656,979	3,614	569,973	4,953
Commercial letters of credit	39,426	(204)	49,939	(243)

The methods and assumptions used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value are explained below:

Cash and Cash Equivalents—The carrying amounts approximate fair values due to the short-term nature of these instruments.

Short-Term Investments—The fair values of short-term investments generally approximate their book values due to their short maturities.

Securities Purchased Under Resale Agreements—For securities purchased under resale agreements with original maturities of 90 days or less, the carrying amounts approximate fair values due to the short-term nature of these instruments. At December 31, 2008 and 2007, the securities purchased under resale agreements are long-term in nature and the fair value is estimated by discounting the cash flows based on expected maturities or repricing dates utilizing estimated market discount rates.

Investment Securities Held-To-Maturity—The fair values of the investment securities held-to-maturity are generally determined by reference to the average of at least two quoted market prices obtained from independent external brokers or independent external pricing service providers who have experience in valuing these securities. In obtaining such valuation information from third parties, the Company has reviewed the methodologies used to develop the resulting fair values.

Investment Securities Available-For-Sale—The fair values of the investment securities available-for-sale are generally determined by reference to the average of at least two quoted market prices obtained from independent external brokers or independent external pricing service providers who have experience in valuing these securities. In obtaining such valuation information from third parties, the Company has reviewed the methodologies used to develop the resulting fair values. For private label mortgage-backed securities and pooled trust preferred securities, fair values are derived based on a combination of broker prices and discounted cash flow analyses that are weighted as deemed appropriate for each security.

Loans Receivable, net—The fair value of loans is determined based on the discounted cash flow approach. The discount rate is derived from the associated yield curve plus spreads, and reflects the offering rates in the market for loans with similar financial characteristics. No adjustments have been made for changes in credit within the loan portfolio. It is management’s opinion that the allowance for loan losses pertaining to performing and nonperforming loans results in a fair valuation of such loans.

Federal Home Loan Bank and Federal Reserve Bank Stock—The carrying amount approximates fair value, as the stock may be sold back to the Federal Home Loan Bank and the Federal Reserve Bank at carrying value.

Accrued Interest Receivable—The carrying amount of accrued interest receivable approximates fair value due to its short-term nature.

Equity Swap Agreements—The fair value of the derivative contracts is provided by an independent third party and is determined based on the change in value of the HSCEI and the volatility of the call option over the life of the individual swap agreement. The option value is derived based on the volatility of the option, interest rate and time remaining to the maturity. The Company has also considered the counterparty’s credit risk in determining the valuation.

Deposits—The fair value of deposits is determined based on the discounted cash flow approach. The discount rate is derived from the associated yield curve, plus spread, if any. For core deposits, the cash outflows are projected by the decay rate based on the Bank’s core deposit premium study. Cash flows for all non-time deposits are discounted using the LIBOR yield curve. For time deposits, the cash flows are based on the contractual runoff and are discounted by the Bank’s current offering rates, plus spread.

Federal Funds Purchased—The carrying amounts approximate fair values due to the short-term nature of these instruments.

Federal Home Loan Bank Advances—The fair value of FHLB advances is estimated based on the discounted value of contractual cash flows, using rates currently offered by the FHLB of San Francisco for fixed-rate credit advances with similar remaining maturities at each reporting date.

Securities Sold Under Repurchase Agreements—For securities sold under repurchase agreements with original maturities of 90 days or less, the carrying amounts approximate fair values due to the short-term nature of these instruments. At December 31, 2008 and 2007, most of the securities sold under repurchase agreements are long-term in nature and the fair values of securities sold under repurchase agreements are calculated by discounting future cash flows based on expected maturities or repricing dates, utilizing estimated market discount rates and taking into consideration the call features of each instrument.

Notes Payable—The carrying amount of notes payable approximates fair value as these notes are payable on demand.

Accrued Interest Payable—The carrying amount of accrued interest payable approximates fair value due to its short-term nature.

Long-Term Debt—The fair values of long-term debt are estimated by discounting the cash flows through maturity based on current market rates the Bank would pay for new issuances.

Derivatives Payable—The Company’s derivatives payable are recorded in conjunction with the certificate of deposits (“host instrument”) that pays interest based on changes in the HSCEI. The Company’s derivatives payable are estimated using the income approach. The Company has also considered its own credit risk in determining the valuation.

Commitments to Extend Credit, Standby and Commercial Letters of Credit—The fair values of commitments are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparty’s credit standing.

The fair value estimates presented herein are based on pertinent information available to management as of each reporting date. Although the Company is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and therefore, current estimates of fair value may differ significantly from the amounts presented herein.

4.                                      CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash, amounts due from banks, money-market funds, and other short-term investments with original maturities of less than 90 days. Short-term investments, which include federal funds sold, are recorded at cost, which approximates market. The Company had no outstanding federal funds sold at December 31, 2008 and 2007.

The composition of cash and cash equivalents at December 31, 2008 and 2007 is presented as follows:

	December 31,
	2008	2007
	(Dollars in thousands)
Cash and amounts due from banks	$144,486	$158,755
Cash equivalents:
Money-market funds	724,156	—
Other short-term investments	10,211	1,592
Total cash and cash equivalents	$878,853	$160,347

5.                                      SHORT-TERM INVESTMENTS

Short-term investments include interest-bearing deposits in other banks and other short-term investments with original maturities of greater than 90 days and less than one year.

The following table provides information on short-term investments as of and for the period ended December 31, 2008. There were no short-term investments as of and for the year ended December 31, 2007.

(Dollars in thousands)
Balance at end of year	$228,441
Average balance outstanding during the year	25,230
Maximum balance outstanding at any month-end	228,441
Weighted average interest rate at end of year	2.02%

6.                                      SECURITIES PURCHASED UNDER RESALE AGREEMENTS

Securities purchased under resale agreements (“resale agreements”) decreased to $50.0 million as of December 31, 2008, compared with $150.0 million at December 31, 2007. The decrease as of December 31, 2008 reflects the early termination of a $100.0 million resale agreement in January 2008 which had a stated maturity date of January 2017. In conjunction with the early termination of this agreement, the Company received $1.0 million from the counterparty, which was recorded as a yield adjustment included in interest income during the first quarter of 2008.

The $50.0 million balance of resale agreements at December 31, 2008 is comprised of one resale agreement with a term of ten years. The interest rate is initially fixed for the first two years and thereafter becomes floating. There is no interest payment on this agreement if certain swap yield curves are inverted. The collateral for this resale agreement consists of U.S. Government agency and/or U.S. Government sponsored enterprise debt and mortgage-backed securities held in safekeeping by a third party custodian.

Resale agreements are recorded at the amounts at which the securities were acquired. The Company’s policy is to obtain possession of securities purchased under resale agreements that is equal to or greater than the principal amount loaned. The market value of the underlying securities, which collateralize the related receivable on resale agreements, is monitored, including accrued interest. Additional collateral may be requested from the counterparty when determined to be appropriate.

Total interest income on resale agreements amounted to $6.4 million, $15.1 million, and $7.1 million, for the years ended December 31, 2008, 2007, and 2006, respectively.

7.                                      INVESTMENT SECURITIES

An analysis of the held-to-maturity and available-for-sale investment securities portfolio is presented as follows:

(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
As of December 31, 2008
Held-to-maturity
Municipal securities	$5,772	$118	$—	$5,890
Corporate debt securities	116,545	904	(234)	117,215
Total investment securities held-to-maturity	$122,317	$1,022	$(234)	$123,105
Available-for-sale
U.S. Treasury securities	$2,505	$8	$—	$2,513
U.S. Government agency securities and U.S. Government sponsored enterprise debt securities	1,020,355	4,762	(1,183)	1,023,934
U.S. Government agency securities and U.S. Government sponsored enterprise mortgage-backed securities	373,690	6,758	(397)	380,051
Other mortgage-backed securities	645,940	—	(108,614)	537,326
Corporate debt securities (1)	116,127	266	(73,849)	42,544
U.S. Government sponsored enterprise equity securities (2)	3,340	—	(2,156)	1,184
Residual securities	25,043	25,019	—	50,062
Other securities (3)	2,570	10	—	2,580
Total investment securities available-for-sale	$2,189,570	$36,823	$(186,199)	$2,040,194
Total investment securities	$2,311,887	$37,845	$(186,433)	$2,163,299
As of December 31, 2007:
Available-for-sale
U.S. Treasury securities	$2,487	$5	$—	$2,492
U.S. Government agency securities and U.S. Government sponsored enterprise debt securities	427,004	576	(1,090)	426,490
U.S. Government sponsored enterprise mortgage-backed securities	527,373	8,257	(354)	535,276
Other mortgage-backed securities	750,864	455	(70,721)	680,598
Corporate debt securities (1)	127,420	1,708	(9,501)	119,627
U.S. Government sponsored enterprise equity securities	83,744	500	(9,189)	75,055
Residual securities	28,332	12,384	—	40,716
Other securities	6,916	253	(287)	6,882
Total investment securities	$1,954,140	$24,138	$(91,142)	$1,887,136

(1)                                 Balances presented net of OTTI charge of $13.6 million and $405 thousand as of December 31, 2008 and December 31, 2007, respectively.

(2)                                 Balances presented net of OTTI charge of $55.3 million as of December 31, 2008.

(3)                                 Balances presented net of OTTI charge of $4.3 million as of December 31, 2008.

The fair values of the investment securities are generally determined by reference to the average of at least two quoted market prices obtained from independent external brokers or prices obtained from independent external pricing service providers who have experience in valuing these securities. The Company performs a monthly analysis on the broker quotes received from third parties to ensure that the prices represent a reasonable estimate of the fair value. The procedures include, but are not limited to, initial and on-going review of third party pricing methodologies, review of pricing trends, and monitoring of trading volumes. The Company ensures whether prices received from independent brokers represent a reasonable estimate of fair value through the use of internal and external cash flow models developed based on spreads, and when available, market indices. As a result of this analysis, if the Company determines there is a more appropriate fair value based upon the available market data, the price received from the third party is adjusted accordingly.

Prices from third party pricing services are often unavailable for securities that are rarely traded or are traded only in privately negotiated transactions. As a result, certain securities are priced via independent broker quotations which utilize inputs that may be difficult to corroborate with observable market based data. Additionally, the majority of these independent broker quotations are non-binding.

The following table shows the Company’s investment portfolio’s gross unrealized losses and related fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, for the years ended December 31, 2008 and 2007:

	Less Than 12 Months		12 Months or More		Total
(In thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
As of December 31, 2008
Held-to-maturity
Municipal securities	$—	$—	$—	$—	$—	$—
Corporate debt securities	40,057	(234)	—	—	40,057	(234)
Total temporarily impaired securities held-to-maturity	$40,057	$(234)	$—	$—	$40,057	$(234)
Available-for-sale
U.S. Government agency securities and U.S. Government sponsored enterprise debt securities	143,727	(1,183)	—	—	143,727	(1,183)
U.S. Government agency securities and U.S. Government sponsored enterprise mortgage-backed securities	72,245	(397)	—	—	72,245	(397)
Other mortgage-backed securities	17,984	(3,339)	519,090	(105,275)	537,074	(108,614)
Corporate debt securities	4,016	(2,946)	34,611	(70,903)	38,627	(73,849)
U.S. Government sponsored enterprise equity securities	1,184	(2,156)	—	—	1,184	(2,156)
Residual securities	—	—	—	—	—	—
Other securities	—	—	—	—	—	—
Total temporarily impaired securities available-for-sale	$239,156	$(10,021)	$553,701	$(176,178)	$792,857	$(186,199)
Total temporarily impaired securities	$279,213	$(10,255)	$553,701	$(176,178)	$832,914	$(186,433)
As of December 31, 2007
Available-for-sale
U.S. Government agency securities and U.S. Government sponsored enterprise debt securities	$49,938	$(63)	$169,124	$(1,027)	$219,062	$(1,090)
U.S. Government sponsored enterprise mortgage-backed securities	35,100	(269)	16,348	(85)	51,448	(354)
Other mortgage-backed securities	520,535	(54,079)	134,785	(16,642)	655,320	(70,721)
Corporate debt securities	97,040	(8,261)	8,951	(1,240)	105,991	(9,501)
U.S. Government sponsored enterprise equity securities	49,555	(9,189)	—	—	49,555	(9,189)
Residual securities	—	—	—	—	—	—
Other securities	3,350	(287)	—	—	3,350	(287)
Total temporarily impaired securities	$755,518	$(72,148)	$329,208	$(18,994)	$1,084,726	$(91,142)

The majority of unrealized losses in the available-for-sale portfolio at December 31, 2008 are related to AA and AAA-rated private label mortgage-backed securities that the Company has retained in connection with our loan securitization activities. As of December 31, 2008, the fair value of these securities totaled $508.9 million, representing 25% of the total investment securities available-for-sale portfolio. Gross unrealized losses related to these securities amounted to $101.8 million, or 17% of the aggregate amortized cost basis of these securities as of December 31, 2008. These unrealized losses are caused by lack of liquidity and market spreads resulting from instability in the residential real estate and credit markets. The underlying loans are not subprime in nature and were originated by the Bank in accordance with our customary underwriting standards. The securities are supported by overcollateralization as of December 31, 2008. Additionally, these securities are insured by a monoline insurance provider who was recently rated as Aa2 and AAA by two major rating agencies.

As of December 31, 2008, the Company had $42.5 million in pooled trust preferred debt securities available-for-sale, representing 2% of our total investment securities available-for-sale portfolio. These debt instruments had gross unrealized losses amounting to $73.8 million, or 64% of the total amortized cost basis of these securities as of December 31, 2008. Almost all of the pooled trust preferred securities held by the Company have underlying collateral issued by banks and insurance companies. Of the 15 different pooled trust preferred securities that the Company has purchased, four securities have underlying collateral issued by a combination of bank, insurance, real estate investment trusts or homebuilder companies. Furthermore, most of the pooled trust preferred securities are overcollateralized and have subordination structures that management believes will afford sufficient principal and interest protection. While one pooled trust preferred security was downgraded from an A rating to B- during the fourth quarter of 2008, based on the cash flow and default stress testing analysis, the Company believes it will be able to collect all amounts due and that this security is not deemed to be other-than-temporarily impaired as of December 31, 2008. During 2007, one pooled trust preferred security was downgraded to a B+ rating, from a BBB rating by one rating agency. During 2008, the Company recorded a combined $13.6 million in impairment writedowns on this downgraded security and two other trust preferred securities in accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, FSP FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, EITF 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets, and FSP EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20. The Company believes that the recent bailout program passed by the U.S. government to provide for an injection of capital reduces the risk of default by bank issuers and increases the probability that the liquidity in this market and the prices of our securities will improve in the future. The Company will continue to review such factors, including but not limited to, the estimated cash flows, liquidity and credit risk, for these securities on a quarterly basis. The Company believes the cash flows are not at risk and has the ability and the intention to hold these securities until their fair values recover to cost. As such, the Company does not deem these securities to be other-than-temporarily impaired.

In September 2008, liquidity and credit concerns led the U.S. Federal Government to assume a conservatorship role in Fannie Mae and Freddie Mac. The rating on Fannie Mae and Freddie Mac preferred stock securities was downgraded from BBB- to C reflecting the cessation of dividend payments on these securities. These securities are non-cumulative perpetual preferred stock in which unpaid dividends do not accumulate. The purchase agreement between the U.S. Treasury and these government-sponsored entities contains a covenant prohibiting the payment of dividends on existing preferred stock. As the assessment on the status of any resumption in dividend payments on these securities was uncertain, the Company recorded $55.3 million in OTTI charges on Fannie Mae and Freddie Mac preferred stock securities in 2008. As of December 31, 2008, the fair value of these preferred stock securities was $1.2 million. Gross unrealized losses on these securities amounted to $2.2 million as of December 31, 2008, all of which is unrealized loss under twelve months, or 65% of the aggregate amortized cost basis of these securities. The value of these preferred securities have been very volatile and in the month preceding and subsequent to year-end, these securities have traded above their carrying values. The Company has the ability and the intention to hold these securities until their fair values recover to cost. As such, the Company does not deem these securities to be other-than-temporarily impaired.

In accordance with SFAS 115, FSP FAS 115-1 and FAS 124-1, EITF 99-20, and FSP EITF 99-20-1, the Company recorded $4.3 million in impairment charges in 2008 related to our pooled trust preferred equity securities, which also represents the remaining balance for these securities. The impairment charges were due to the adverse changes in expected cash flows and the high uncertainty surrounding the collectibility of these securities.

The Company has fifteen individual securities that have been in a continuous unrealized loss position for twelve months or longer as of December 31, 2008. These securities are comprised of eleven pooled trust preferred securities with a total fair value of $34.6 million and four mortgage-backed securities with a total fair value of $519.1 million. As of December 31, 2008, there were also 52 securities that have been in a continuous unrealized loss position for less than twelve months. The unrealized losses on these securities are primarily attributed to changes in interest rates as well as the liquidity crisis that has impacted all financial industries. The issuers of these securities have not, to our knowledge, established any cause for default on these securities. These securities have fluctuated in value since their purchase dates as market interest rates have fluctuated. However, the Company has the ability and the intention to hold these securities until their fair values recover to cost or maturity. As such, the Company does not deem these securities to be other-than-temporarily impaired.

As of December 31, 2007, there were eight individual securities that have been in a continuous unrealized loss position for twelve months or more. These unrealized losses are primarily attributable to changes in interest rates. As of December 31, 2007, there were also 24 securities that have been in a continuous unrealized loss position for less than twelve months.

The scheduled maturities of investment securities at December 31, 2008 are presented as follows:

	Held-to-maturity		Available-for-sale
(In thousands)	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due within one year	$45,463	$45,619	$468,001	$469,107
Due after one year through five years	71,082	71,596	288,362	290,273
Due after five years through ten years	4,007	4,099	136,165	137,125
Due after ten years	1,765	1,791	1,293,702	1,142,505
Indeterminate maturity	—	—	3,340	1,184
Total	$122,317	$123,105	$2,189,570	$2,040,194

Actual maturities of mortgage-backed securities can differ from contractual maturities because borrowers have the right to prepay obligations. In addition, such factors as prepayments and interest rates may affect the yields on the carrying values of mortgage-backed securities.

Proceeds from sales of available-for-sale securities during 2008, 2007 and 2006 were $699.4 million, $541.1 million and $232.4 million, respectively. Gross realized gains were $9.0 million, $8.3 million and $2.7 million during 2008, 2007 and 2006, respectively. The Company recorded no gross realized losses, $472 thousand and $188 thousand in 2008, 2007 and 2006, respectively. The realized losses recognized in 2007 and 2006 primarily relate to the sale of U.S. Government sponsored enterprise mortgage-backed securities. The tax expense on the sale of investment securities available-for-sale amounted to $3.8 million, $3.3 million and $1.1 million for the years ended December 31, 2008, 2007 and 2006, respectively.

At December 31, 2008 and 2007, investment securities available-for-sale with a par value of $1.83 billion and $1.75 billion, respectively, were pledged to secure public deposits, FHLB advances, repurchase agreements, Federal Reserve Bank’s discount window, or for other purposes required or permitted by law. None of the investment securities held-to-maturity were pledged as of December 31, 2008.

During the years ended December 31, 2007 and 2006, the Company securitized $1.18 billion and $788.0 million, respectively, in residential and multifamily mortgage loans through FNMA and through private label securitization. These transactions were treated as guaranteed mortgage securitizations, and in accordance with the provisions of SFAS No. 140, they were accounted for as neither sales nor financings which had no impact on the Company’s results of operations. All of the resulting securities were retained in the Company’s available-for-sale securities portfolio. The Company recorded $13.8 million and $8.1 million in mortgage servicing assets as a result of the 2007 and 2006 securitizations, respectively, as the Bank continues to service the underlying loans. There were no securitization activities recorded in 2008.

The Company retains residual securities in securitized mortgage loans in connection with certain of its securitization activities. The fair value of residual securities is subject to credit, prepayment, and interest rate risk on the underlying mortgage loans. Fair value is estimated based on a discounted cash flow analysis. These cash flows are projected over the lives of the receivables using prepayment speed, expected credit losses, and the forward interest rate environment on the residual securities. At December 31, 2008, the fair values of the residual securities totaled $50.1 million. The fair value of the residual securities at December 31, 2008 is estimated based on a weighted average remaining life of 6.64 years, a weighted average projected prepayment rate of 21%, a weighted average expected credit loss rate of 0.07% and a weighted average discount rate of 15%. As of December 31, 2007, the fair value of the residual securities totaling $40.7 million is based on a weighted average remaining life of 8.9 years, a weighted average projected prepayment rate of 15%, a weighted average expected credit loss rate of 0.05% and a weighted average discount rate of 11%.

8.                                      DERIVATIVE FINANCIAL INSTRUMENTS

Warrants—At December 31, 2008 and 2007, the Company had outstanding warrants to purchase the common stock of various companies. The Company received these warrants in connection with certain lending relationships, primarily with small, privately-held companies. The fair value of these warrants is approximately $549 thousand and $114 thousand at December 31, 2008 and 2007.

Equity Linked Certificate of Deposits—During 2004, the Company entered into four equity swap agreements with a major investment brokerage firm to hedge against market fluctuations in a promotional equity index certificate of deposit product that was offered to customers for a limited time during the latter half of 2004. This product, which has a term of 5 1/2 years, pays interest based on the performance of the Hang Seng China Enterprises Index (the “HSCEI”). As of December 31, 2008, the combined notional amounts of the equity swap agreements totaled $19.3 million with termination dates similar to the stated maturity date on the underlying certificate of deposit host contracts. For the equity swap agreements, the Company agreed to pay interest based on the one-month Libor minus a spread on a monthly basis and receive any increase in the HSCEI at swap termination date. Under SFAS No. 133, a certificate of deposit that pays interest based on changes in an equity index is a hybrid instrument with an embedded derivative (i.e. equity call option) that must be accounted for separately from the host contract (i.e. the certificate of deposit). In accordance with SFAS No. 133, both the embedded equity call options on the certificates of deposit and the freestanding equity swap agreements are marked-to-market every month with resulting changes in fair value recorded in the consolidated statements of operations.

In December 2007, the Company entered into two new equity swap agreements in a promotional deposit product offered to bank customers which has a term of 5 years and pays interest based on the performance of the HSCEI. As of December 31, 2008, the combined notional amounts of the equity swap agreements totaled $24.1 million.

The fair values of the equity swap agreements and embedded derivative liability for these six derivative contracts amounted to $13.9 million and $14.1 million, respectively, as of December 31, 2008, compared to $28.3 million and $28.3 million, respectively, as of December 31, 2007. The embedded derivative liability is included in interest-bearing deposits and the equity swap agreements are included in other assets on the consolidated balance sheets. The fair value of the derivative contracts is determined based on the change in value of the HSCEI and the volatility of the call option over the life of the individual swap agreement. The option value is derived based on the volatility, the interest rate and time remaining to the maturity of the call option. The Company has also considered the counterparty’s as well as its own credit risk in determining the valuation of both the equity swap agreements and embedded derivative liability.

9.                                      LOANS AND ALLOWANCE FOR LOAN LOSSES

The following is a summary of loans receivable:

	December 31,
	2008	2007
	(In thousands)
Real estate loans:
Residential single family	$491,315	$433,337
Residential multifamily	677,989	690,941
Commercial and industrial real estate	4,048,564	4,183,473
Construction	1,260,724	1,547,082
Total real estate loans	6,478,592	6,854,833
Other loans:
Commercial business	1,210,260	1,314,068
Trade finance	343,959	491,690
Automobile	9,870	23,946
Other consumer	206,772	160,572
Total other loans	1,770,861	1,990,276
Total gross loans	8,249,453	8,845,109
Unearned fees, premiums and discounts, net	(2,049)	(5,781)
Allowance for loan losses	(178,027)	(88,407)
Loans receivable, net	$8,069,377	$8,750,921

Included in residential single family loans are loans held for sale totaling $349 thousand and $1.2 million at December 31, 2008 and 2007, respectively. Accrued interest on loans receivable amounted to $32.5 million and $41.8 million at December 31, 2008 and 2007, respectively.

Loans serviced for others amounted to $2.31 billion and $2.47 billion at December 31, 2008 and 2007, respectively. These represent loans that have either been sold or securitized for which the Bank continues to provide servicing. These loans are maintained off balance sheet and are not included in the loans receivable balance.

At December 31, 2008 and 2007, loans receivable totaling $4.03 billion and $4.01 billion, respectively, were pledged to secure public deposits, FHLB advances, repurchase agreements, and for other purposes required or permitted by law.

The Bank offers both fixed and adjustable rate (“ARM”) first mortgage loans secured by one-to-four unit residential properties located in its primary lending areas. The Bank originated $131.3 million and $282.1 million in new residential single family loans during 2008 and 2007, respectively. The Bank primarily offers ARM loan programs that have six-month, three-year, five-year, or seven-year initial fixed periods. Residential single family mortgage loans are originated under three different types of programs: full/alternative documentation, reduced documentation and no documentation. The underwriting criteria for these loan programs vary in income and asset documentation levels. The Bank’s underwriting criteria for all the loans in its residential single family mortgage loan programs include minimum FICO scores and maximum loan-to-value ratios. Additionally, the full/alternative documentation loan program requires verification of employment and income. Reduced documentation loans are primarily intended for borrowers who are self-employed. Generally, the Bank requires reduced documentation borrowers to have more equity in the property and higher amounts of liquid reserves. Finally, the no documentation loan program is designed for borrowers who demonstrate excellent credit quality and have the ability to place a large down payment or have high equity in the property. Of the $131.3 million in residential single family mortgage loans originated during 2008, 7% or $8.8 million were full/alternative documentation loans, 35% or $46.0 million were reduced documentation loans and 58% or $76.6 million were no documentation loans. In comparison, of the $282.1 million in residential single family mortgage loans originated during 2007, 2% or $6.8 million were full/alternative documentation loans, 33% or $93.8 million were reduced documentation loans and 64% or $181.5 million were no documentation loans.

The Bank also offers both fixed and ARM residential multifamily loan programs. For the years ended December 31, 2008 and 2007, the Bank originated $27.8 million and $287.2 million, respectively, in multifamily residential loans. The Bank primarily offers ARM multifamily loan programs that have six-month, three-year, or five-year initial fixed periods. Prior to the latter half of 2007, the Bank originated multifamily mortgage loans under two different types of programs: full documentation and reduced documentation. During 2008, all of the $27.8 million in multifamily loans originated were reduced documentation loans. In comparison, of the $287.2 million in multifamily loans originated during 2007, 8% or $23.4 million were full/alternative documentation and 92% or $263.9 million were reduced documentation loans. The underwriting criteria for these loan programs vary in income and asset documentation levels, similar to the programs mentioned in the residential single family loan programs. Underwriting criteria generally include minimum FICO scores, maximum loan-to-value ratios and minimum debt coverage ratios.

Additionally, the Bank has single family and multifamily residential mortgage loans that have contractual features that may increase its credit exposure. These mortgage loans include adjustable rate mortgage loans that may subject borrowers to significant future payment increases or create the potential for negative amortization of the principal balance.

Interest-only mortgage loans allow interest-only payments for a fixed period of time. At the end of the interest-only period, the loan payment includes principal payments and increases significantly. The borrower’s new payment once the loan becomes amortizing (i.e. includes principal payments) will be greater than if the borrower had been making principal payments since the origination of the loan. The longer the interest-only period, the larger the amortizing payment will be when the interest-only period ends.

The Bank has purchased adjustable rate mortgage loans which permit different repayment options. The monthly payment is set as the initial interest rate for the first year of the loan. After that point, the borrower can make a minimum payment that is limited to a 7.5% increase in payment. If the minimum payment is not adequate to cover the interest amount due on the mortgage loan, the loan would have negative amortization, which will result in an increase in the mortgage loans’ principal balance. These loans completely re-amortize every five years and the monthly payment is reset at that point. None of the adjustable rate mortgages held in the Bank’s loan portfolio that have the potential to negatively amortize were negatively amortizing as of December 31, 2008 and 2007.

The Bank’s total exposure related to these products included in loans receivable for the years ended December 31, 2008 and 2007 is summarized as follows:

	Unpaid Principal Balance as of December 31,
	2008	2007
	(In thousands)
Interest only mortgage loans	$40,399	$32,571
Adjustable rate mortgages with negative amortization features:
Residential single family loans	1,181	1,157
Residential multifamily loans	9,399	12,565

All of the loans that the Bank originates are subject to its underwriting guidelines and loan origination standards. Generally, loans obtained from third party originators, including the higher risk loans in the preceding table, are closed and funded in the Bank’s name and are also subject to the same underwriting guidelines and loan origination standards. Management believes that the Bank’s underwriting criteria and procedures adequately consider the unique risks which may come from these products. The Bank conducts a variety of quality control procedures and periodic audits to ensure compliance with its origination standards, including criteria for lending and legal requirements.

Allowance for Loan Losses

An analysis of the activity in the allowance for loan losses is as follows:

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Balance, beginning of year	$88,407	$78,201	$68,635
Allowance from acquisitions	—	4,125	4,084
Allowance for unfunded loan commitments, letters of credit and other recourse provision	5,044	841	(1,168)
Provision for loan losses	226,000	12,000	6,166
Gross chargeoffs	(147,451)	(7,206)	(515)
Gross recoveries	6,027	446	999
Balance, end of year	$178,027	$88,407	$78,201

Generally, impaired loans include loans that are designated as nonaccrual or restructured. When the value of an impaired loan is less than the recorded investment in the loan, the deficiency will be charged off against the allowance for loan losses, or alternatively, a specific allocation will be established.

There were no commitments to lend additional funds to borrowers whose loans are impaired. The following table provides information on impaired loans for the periods indicated:

	As of and for the Year Ended December 31,
	2008	2007	2006
	(In thousands)
Recorded investment with related allowance	$69,165	$67,105	$—
Recorded investment with no related allowance	162,913	56,711	17,101
Allowance on impaired loans	(23,362)	(16,272)	—
Net recorded investment in impaired loans	$208,716	$107,544	$17,101
Average total recorded investment in impaired loans	$266,456	$120,972	$16,735

The following is a summary of interest foregone on impaired loans for the years ended December 31:

	For the Year Ended December 31,
	2008	2007	2006
	(In thousands)
Interest income that would have been recognized had impaired loans performed in accordance with their original terms	$18,986	$9,680	$1,414
Less: Interest income recognized on impaired loans on a cash basis	(11,647)	(6,801)	(717)
Interest foregone on impaired loans	$7,339	$2,879	$697

The Company recorded $226.0 million in loan loss provisions during 2008, as compared to $12.0 million in loss provisions recorded during 2007. The increase in loss provisions recorded during 2008, compared to 2007, was brought on by the sustained downturn in the real estate market and continued instability in the overall economy. In response to the unprecedented downturn in the real estate and housing markets, the Company performed an extensive evaluation of certain sectors of its loan portfolio during the second and third quarters of 2008 to identify and mitigate potential losses in loan categories that were especially hard hit by current market conditions. As part of this evaluation process, the Company ordered new appraisals for land, residential construction, and commercial construction loans and also engaged the services of an independent third party to make a current assessment as to the financial strength of the borrowers. The Company performed a similar evaluation of its commercial business and trade finance loan portfolios during 2008. The significant increase in loan loss provisions recorded during 2008, relative to the same period in 2007, reflects the findings and results from the Company’s comprehensive loan review efforts.

During 2008, the Company recorded $141.4 million in net chargeoffs representing 1.64% of average loans outstanding during the year. In comparison, the Company recorded net chargeoffs totaling $6.8 million, or less than 0.08% of average loans outstanding, during 2007. Moreover, the volume of delinquent and nonperforming loans also increased significantly in 2008 relative to 2007 as a result of the deterioration in the real estate and housing markets.

Nonaccrual Loans—Nonaccrual loans totaled $214.6 million and $63.9 million at December 31, 2008 and 2007, respectively. The increase in nonaccrual loans as of December 31, 2008 is due primarily to an increase in nonperforming land and residential construction loans resulting from the downturn in the housing market. Loans totaling $32.5 million which were not 90 days past due as of December 31, 2008 were included in nonaccrual loans as of December 31, 2008.

In light of the credit and mortgage crisis affecting the entire financial industry and its impact on our borrowers, the Company has taken a more proactive approach to assess potential loan impairment in our overall portfolio. The Company has expanded its scope to perform focused reviews of certain sectors of our loan portfolio to identify and mitigate potential losses. As a result of the rapid deterioration in the market, the Company has recently noted that while its borrowers may continue to pay as agreed in accordance with their contractual terms and/or even though loans may not have reached a significant stage of delinquency, the existence of certain warning signs indicating possible collectibility issues warranted a more careful scrutiny of these loans for potential impairment. Specifically, the Company reviewed loans that exhibited the following characteristics:

•                  diminishing or adverse changes in cash flows that serve as the principal source of repayment;

•                  adverse changes in the financial position or net worth of guarantors or investors;

•                  adverse changes in collateral values for collateral-dependent loans;

•                  declining or adverse changes in inventory levels securing commercial business and trade finance;

•                  failure in meeting financial covenants; or

•                  other changes or conditions that may adversely impact the ultimate collectibility of loans.

Although certain loans are not 90 days or more delinquent and therefore still accruing interest, the Company has classified them as impaired as of December 31, 2008 because they exhibit one or more of the characteristics described above.

Loans Past Due 90 Days or More but not on Nonaccrual—At December 31, 2008 and 2007, there were no loans past due 90 days or more but not on nonaccrual status.

Restructured Loans—The Company had $11.0 million and $2.1 million in restructured loans as of December 31, 2008 and 2007.

Other Real Estate Owned—As of December 31, 2008, the Company had 41 OREO properties with a combined carrying value of $38.3 million. Approximately 66% of OREO properties as of December 31, 2008 were located in the Greater Los Angeles area and Inland Empire region of Southern California. During 2008, the Company foreclosed on 70 properties with an aggregate carrying value of $83.6 million as of the foreclosure date. During this period, the Company also sold 29 OREO properties with a carrying value of $44.5 million resulting in a total net loss on sale of $852 thousand. During the year ended December 31, 2007, the Company sold one OREO property with a carrying value of $2.8 million for a net gain of $1.3 million. For the year ended December 31, 2006, the Company sold two OREO properties with a combined carrying value of $396 thousand for a net gain of $88 thousand.

Allowance for Unfunded Loan Commitments, Off-Balance Sheet Credit Exposures, and Recourse Provisions—The allowance for unfunded loan commitments, off-balance sheet credit exposures, and recourse provisions is maintained at a level believed by management to be sufficient to absorb estimated probable losses related to these unfunded credit facilities. The determination of the adequacy of the allowance is based on periodic evaluations of the unfunded credit facilities including an assessment of the probability of commitment usage, credit risk factors for loans outstanding to these same customers, and the terms and expiration dates of the unfunded credit facilities. As of December 31, 2008 and 2007, the allowance for unfunded loan commitments, off-balance sheet credit exposures, and recourse provisions amounted to $6.3 million and $11.4 million, respectively. Net adjustments to the allowance for unfunded loan commitments, off-balance sheet credit exposures, and recourse provisions are included in the provision for loan losses.

Credit Risk and Concentrations—There has been a significant slowdown in the housing market in portions of Los Angeles, Riverside, San Bernardino and Orange counties where a majority of the Company’s loan customers are based. As of December 31, 2008, the Company had $5.31 billion in commercial real estate and construction loans. Substantially all of the Company’s real estate loans are secured by real properties located in California. Continuing deterioration in the real estate market generally and in the residential building segment in particular could result in additional loan charge offs and provisions for loan losses in the future, which could have a material adverse effect on the Company’s financial condition, net income and capital. In addition, although most of the Company’s trade finance activities are related to trade with Asian countries, the majority of our loans are made to companies domiciled in the United States. A substantial portion of this business involves California-based customers engaged in import activities. In addition, we also offer Export-Import financing to various domestic and foreign exporters. These loans are guaranteed by the Export-Import Bank of the United States.

10.                               INVESTMENTS IN AFFORDABLE HOUSING PARTNERSHIPS

The Company has invested in certain limited partnerships that were formed to develop and operate apartment complexes designed as high-quality affordable housing for lower income tenants throughout the United States. The Company’s ownership in each limited partnership varies from 1% to 16%. Seven of the investments, with a net carrying value of $18.0 million at December 31, 2008, are accounted for using the equity method of accounting, as the Company has significant influence or has a limited partnership interest that exceeds 5%. The remaining investments owned as of December 31, 2008, with a net carrying value of $30.1 million, are accounted for using the cost method and are being amortized using a level-yield method over the lives of the related tax credits. Each of the partnerships must meet the regulatory requirements for affordable housing for a minimum 15-year compliance period to fully utilize the tax credits. If the partnerships cease to qualify during the compliance period, the credits may be denied for any period in which the projects are not in compliance and a portion of the credits previously taken may be subject to recapture with interest.

The remaining federal tax credits to be utilized over a maximum of 10 years are $47.9 million as of December 31, 2008. The Company’s usage of federal tax credits approximated $5.7 million, $5.2 million and $4.5 million during 2008, 2007 and 2006, respectively. Investment amortization amounted to $7.1 million, $5.0 million and $5.2 million for the years ended December 31, 2008, 2007 and 2006, respectively.

The Company finances the purchase of certain real estate tax credits generated by partnerships which own multiple properties currently under construction. These transactions were financed with non-recourse notes which are collateralized by the Company’s partnership interests in the real estate investment tax credits. The notes are payable upon demand and, if defaulted, interest will be imposed at an annual rate ranging from 10% to 18% or the maximum rate permitted by applicable law. No interest is due if the notes are paid on demand. At December 31, 2008, outstanding notes payable related to the purchase of real estate tax credits amounted to $16.5 million, compared with $16.2 million at December 31, 2007. The Company has no liabilities in addition to these notes payable or any contingent liabilities to the partnerships.

11.                               PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

	December 31,
	2008	2007
	(In thousands)
Land	$13,285	$13,285
Office buildings	25,068	25,068
Leasehold improvements	23,648	21,980
Furniture, fixtures and equipment	37,917	36,649
Total cost	99,918	96,982
Accumulated depreciation and amortization	(39,734)	(32,039)
Net book value	$60,184	$64,943

Depreciation expense on premises and equipment was $8.3 million, $7.6 million and $6.2 million for the years ended December 31, 2008, 2007 and 2006, respectively.

12.                               GOODWILL AND OTHER INTANGIBLE ASSETS

The carrying amount of goodwill amounted to $337.4 million and $335.4 million at December 31, 2008 and 2007, respectively. Goodwill is tested for impairment on an annual basis as of December 31, or more frequently as events occur, or as current circumstances and conditions warrant. The Company records impairment writedowns as charges to noninterest expense and adjustments to the carrying value of goodwill. Subsequent reversals of goodwill impairment are prohibited.

During the fourth quarter of 2008, both the U.S. and global financial markets continued to experience volatility and the effect of such volatility continued to unfavorably impact the market prices of banking stocks, including the Company’s. As of December 31, 2008, the Company’s market capitalization based on total outstanding common and preferred shares was

$1.45 billion and its total stockholders’ equity was $1.55 billion. The Company performed its annual impairment test as of December 31, 2008 to determine whether and to what extent, if any, recorded goodwill was impaired. In accordance with SFAS 131, Disclosures about Segments of an Enterprise and Related Information, the Company has identified three business divisions that meet the criteria of an operating segment, comprised of Retail Banking, Commercial Banking, and Other. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the Company determined that there were no additional reporting units below each operating segment and therefore reporting units are equivalent to the operating segments.

The valuation analysis compared the fair value of each of the reporting units, including goodwill, to the respective carrying amounts. If the carrying amount of the reporting unit, including goodwill exceeds the fair value of that reporting unit, then further testing for goodwill impairment is performed. In order to determine the fair value of the reporting units, a combined income approach and market approach was used. Under the income approach, the Company provided a net income projection for the next 5 years plus a terminal growth rate was used to calculate the discounted cash flows and the present value of the reporting units. Under the market approach, the fair value was calculated using the current fair values of comparable peer banks of similar size, geographic footprint and focus. The market capitalizations and multiples of these peer banks were used to calculate the market price of the Company and each reporting unit. The fair value was also subject to a control premium adjustment, which is the cost savings that a purchase of the reporting unit could achieve by eliminating duplicative costs. Under the combined income and market approach, the value from each approach was appropriately weighted to determine the fair value. As a result of this analysis, the Company determined there was no goodwill impairment at December 31, 2008 as the fair values of all reporting units exceed the current carrying amounts of the goodwill.

During the second and third quarters of 2008, the Company recorded goodwill impairment of $858 thousand as a charge to earnings related to the Company’s insurance agency reporting unit, East West Insurance Services, Inc. This amount represents the entire goodwill balance for this reporting unit. These impairment charges had no effect on the Company’s cash balances or liquidity. In addition, because goodwill and other intangible assets are not included in the calculation of regulatory capital, the Company’s well capitalized regulatory ratios are not affected by this non-cash expense. Subsequent to December 31, 2008, the Company’s market capitalization continued to decrease. If the Company’s market capitalization continues to remain below book value, the Company will update its valuation analysis to determine whether goodwill is impaired. No assurance can be given that goodwill will not be written down further in future periods. The Company did not record any goodwill impairment writedowns during 2007.

The changes in the carrying amount of goodwill for the years ended December 31, 2008 and 2007 are summarized in the following table:

	As of December 31,
	2008	2007
Balance, beginning of year	$335,366	$244,259
Additions to goodwill	—	96,135
Impairment write-down	(858)	—
Purchase accounting adjustments	2,930	(5,028)
Balance, end of year	$337,438	$335,366

The change in carrying value of goodwill during the year ended December 31, 2007 primarily represents goodwill of $91.1 million arising from the acquisition of DCB.

The Company also has premiums on acquired deposits which represent the intangible value of depositor relationships resulting from deposit liabilities assumed in various acquisitions. Other intangibles are tested for impairment on an annual basis, or more frequently as events occur, or as current circumstances and conditions warrant. The gross carrying amount of deposit premiums totaled $43.0 million and $46.9 million, respectively, and the related accumulated amortization totaled $21.0 million and $18.5 million, respectively, at December 31, 2008 and 2007. During 2008, the Company recorded an $855 thousand impairment writedown on deposit premiums initially recorded for the DCB acquisition due to higher than anticipated runoffs in certain deposit categories. The Company did not record any impairment writedowns on deposit premiums during 2007. The Company amortizes premiums on acquired deposits based on the projected useful lives of the related deposits. The weighted amortization periods for premiums on acquired deposits for DCB and Standard Bank is 5.3 years and 4.3 years, respectively. Total amortization expense on deposit premiums was $7.3 million, $6.8 million and $7.1 million during the years ended December 31, 2008, 2007 and 2006, respectively.

The following table provides the estimated future amortization expense of premiums on acquired deposits for the succeeding five years is as follows:

Estimate For The Year Ending December 31,	Amount
(In thousands)
2009	$4,344
2010	3,858
2011	3,378
2012	2,602
2013	1707

13.                               MORTGAGE SERVICING ASSETS

Mortgage servicing assets are recorded when loans are sold to third parties and the servicing of those loans is retained by the Bank. The Company’s two primary classes of mortgage servicing assets, which result from sales and securitizations, are single family loans and multifamily loans. Mortgage servicing assets are subject to interest rate risk and may become impaired when interest rates fall and borrowers refinance or prepay their mortgage loans.

Income from servicing loans is reported as ancillary loan fee income, a component of noninterest income in the Company’s consolidated statements of operations, and the amortization of mortgage servicing assets is reported as a reduction to ancillary loan fee income. Late fees and charges collected on delinquent loans are recorded as a component of loans receivable interest income in the consolidated statements of operations.

Information regarding the Company’s mortgage servicing assets (“MSAs”) for the years ended December 31, 2008 and 2007 is as follows:

	Single Family		Multifamily
	Year ended December 31,
	2008	2007	2008	2007
	(In Thousands)		(In Thousands)
MSAs balance, beginning of year	$6,302	$6,215	$16,495	$5,596
Additions	238	1,714	57	12,500
Amortization	(1,335)	(1,627)	(1,639)	(1,601)
MSAs before valuation allowance, end of year	5,205	6,302	14,913	16,495
Valuation allowance	(652)	(569)	(2,974)	(670)
MSAs, end of year	$4,553	$5,733	$11,939	$15,825
Fair value, beginning of year	$7,546	$6,847	$15,532	$5,167
Fair value, end of year	$4,976	$7,546	$15,198	$15,532
Valuation allowance, beginning of year	$(569)	$(302)	$(670)	$(357)
Impairment provision	(83)	(267)	(2,304)	(313)
Valuation allowance, end of year	$(652)	$(569)	$(2,974)	$(670)
Key Assumptions:
Weighted average discount	13.19%	12.27%	12.00%	12.00%
Weighted average prepayment speed assumption	24.97%	19.60%	3.43%	8.42%

Estimated future amortization of mortgage servicing assets for the succeeding five years and thereafter is as follows:

	Single Family	Multifamily
	(In thousands)
Estimate for the year ending December 31,
2009	$876	$707
2010	648	523
2011	480	387
2012	355	286
2013	263	212
Thereafter	1,931	9,824
Total	$4,553	$11,939

The following table shows the hypothetical effect on the fair value of our mortgage servicing assets using various unfavorable variations of the expected levels of certain key assumptions used in the valuations as of December 31, 2008 and 2007. These sensitivities are hypothetical and are presented for illustration purposes only. As the amounts indicate, changes in fair value based on variations in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the interest that continues to be held by the transferor is calculated without changing any of the other assumptions. In reality, changes in one factor may result in changes in another factor, which might magnify or counteract the sensitivities.

	Single Family		Mutifamily
	2008	2007	2008	2007
	(In thousands)
Balance sheet net carrying value	$4,553	$5,733	$11,939	$15,825
CPR assumption	24.97%	19.60%	3.43%	8.42%
Impact on fair value of 10% adverse change of prepayment speed	$(326)	$(331)	$(247)	$(511)
Impact on fair value of 20% adverse change of prepayment speed	$(622)	$(630)	$(489)	$(993)
Discount rate assumption	13.19%	12.27%	12.00%	12.00%
Impact on fair value of 10% adverse change of discount rate	$(142)	$(232)	$(807)	$(706)
Impact on fair value of 20% adverse change of discount rate	$(277)	$(450)	$(1,538)	$(1,354)

14.                               CUSTOMER DEPOSIT ACCOUNTS

Customer deposit account balances are summarized as follows:

	December 31,
	2008	2007
	(In thousands)
Noninterest-bearing demand	$1,292,997	$1,431,730
Interest-bearing checking	363,285	472,943
Money market accounts	1,323,402	1,090,949
Savings deposits	420,133	477,779
Total core deposits	3,399,817	3,473,401
Time deposits:
Less than $100,000	1,521,988	926,459
$100,000 or greater	3,220,154	2,879,054
Total time deposits	4,742,142	3,805,513
Total deposits	$8,141,959	$7,278,914

At December 31, 2008, the scheduled maturities of time deposits are as follows:

	$100,000 or Greater	Less Than $100,000	Total
	(In thousands)
2009	$3,140,838	$1,435,269	$4,576,107
2010	61,378	63,412	124,790
2011	8,131	7,178	15,309
2012	9,307	15,682	24,989
2013	500	395	895
Thereafter	—	52	52
Total	$3,220,154	$1,521,988	$4,742,142

Accrued interest payable totaled $10.2 million and $3.2 million at December 31, 2008 and 2007, respectively. Interest expense on customer deposits by account type is summarized as follows:

	December 31,
	2008	2007	2006
	(In thousands)
Interest-bearing checking	$3,226	$6,646	$5,693
Money market accounts	25,805	53,021	43,233
Savings deposits	4,148	4,400	2,626
Time deposits:
Less than $100,000	35,061	37,164	40,519
$100,000 or greater	109,820	139,804	108,194
Total	$178,060	$241,035	$200,265

As a result of the turbulence in the banking sector, the Company experienced a notable growth in deposit products that afford greater deposit insurance coverage to deposit customers during the second half of 2008. As of December 31, 2008, time deposits within the Certificate of Deposit Account Registry Service (“CDARS”) program increased to $946.8 million, compared to $11.7 million at December 31, 2007. The CDARS program allows customers with deposits in excess of FDIC-insured limits to obtain full coverage on time deposits through a network of banks within the CDARS program. Additionally, during the third quarter of 2008, the Company partnered with another financial institution to implement a new retail sweep product for non-time deposit accounts to provide added deposit insurance coverage for deposits in excess of FDIC-insured limits. Deposits gathered through these programs are considered brokered deposits under current regulatory reporting guidelines.

15.                               FEDERAL FUNDS PURCHASED

Federal funds purchased generally mature within one business day to six months from the transaction date.

The following table provides information on Federal funds purchased for the periods indicated:

	As of and for the Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Balance at end of year	$28,022	$222,275	$151,000
Average balance outstanding during the year	$89,309	$173,103	$110,116
Maximum balance outstanding at any month-end	$193,259	$222,275	$151,000
Weighted average interest rate during the year	2.05%	5.07%	5.08%
Weighted average interest rate at end of year	0.25%	3.18%	5.23%

As a means of augmenting its liquidity, the Company has established Federal funds lines with nine correspondent banks. The Company’s available borrowing capacity from Federal funds line facilities amounted to $289.0 million and $247.7 million as of December 31, 2008 and 2007, respectively.

16.                               FEDERAL HOME LOAN BANK ADVANCES

FHLB advances and their related weighted average interest rates are summarized as follows:

	December 31, 2008		December 31, 2007
Year of Maturity	Amount	Rate	Amount	Rate
	(Dollars in thousands)
2008	—	—%	$705,113	4.12%
2009	630,114	4.79%	630,113	4.79%
2010	660,074	3.95%	410,074	4.39%
2011	55,054	5.20%	55,054	5.20%
2012	5,026	4.46%	5,026	4.46%
After 2012	3,039	4.44%	3,039	4.44%
Total	$1,353,307	4.39%	$1,808,419	4.45%

There were no overnight borrowings at December 31, 2008, compared with $350.0 million of overnight borrowings at December 31, 2007. All term advances as of December 31, 2008 are at fixed interest rates and are secured by real estate loans.

The Company’s available borrowing capacity from unused FHLB advances totaled $556.1 million and $485.7 million at December 31, 2008 and 2007, respectively. The Company’s available borrowing capacity from FHLB advances is derived from its outstanding FHLB advances and from its portfolio of real estate loans and home equity lines of credit (“HELOC”) that are pledged to the FHLB. The increase in available borrowing capacity from FHLB advances at December 31, 2008 is primarily due to the decrease in outstanding FHLB advances, partially offset by the reduction in loans pledged to the FHLB at December 31, 2008, relative to December 31, 2007. Additionally, during 2008, the Company obtained additional borrowing capacity from the Federal Reserve discount window of almost $900.0 million by pledging construction and commercial business loans.

17.                               SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

Securities sold under repurchase agreements totaled $998.4 million and $1.00 billion as of December 31, 2008 and 2007, respectively. Included in this balance is $3.4 million in overnight repurchase agreements with customers that the Company assumed in conjunction with the DCB acquisition. The interest rates on these customer repurchase agreements ranged from 0.50% to 0.75% as of December 31, 2008. All of the other repurchase agreements are long-term with ten year maturity terms. The rates are all initially floating rate for a period of time ranging from six months to three years. Thereafter, the rates are fixed for the remainder of the term, with interest rates ranging from 4.29% to 5.13%. The counterparty has the right to either a one-time call or a quarterly call when the rates change from floating to fixed, for each of the repurchase agreements.

These transactions are accounted for as collateralized financing transactions and recorded at the amounts at which the securities were sold. The collateral for these agreements consist of U.S. Government agency and U.S. Government sponsored enterprise debt and mortgage-backed securities. The Company may have to provide additional collateral for the repurchase agreements, as necessary.

The following table provides information on securities sold under repurchase agreements as of December 31, 2008 and 2007:

	December 31, 2008		December 31, 2007
Year of Maturity	Amount	Rate	Amount	Rate
	(Dollars in thousands)
2008	$—	—%	$6,955	4.48%
2009	3,430	0.70%	—	0.00%
2015	245,000	4.50%	245,000	4.37%
2016	700,000	4.92%	700,000	4.61%
2017	50,000	4.15%	50,000	3.64%
	$998,430	4.77%	$1,001,955	4.50%

Total interest expense recorded on repurchase agreements amounted to $46.1 million, $38.5 million and $23.1 million for the years ended December 31, 2008, 2007 and 2006, respectively.

The Company also has master repurchase agreements with other major brokerage companies. The Company’s available borrowing capacity from repurchase agreements totaled $721.9 million and $232.8 million at December 31, 2008 and 2007, respectively. The increase in the available borrowing capacity from repurchase agreements is due to the increase in investment securities available to be pledged at year-end 2008.

18.                               CAPITAL RESOURCES

Junior Subordinated Debt—The Company has formed nine statutory business trusts for the purpose of issuing junior subordinated debt to third party investors. Junior subordinated debt is recorded as a component of long-term debt and includes the value of the common stock issued by the Trusts to the Company in conjunction with these transactions. The common stock is recorded in other assets for the amount issued in connection with these junior subordinated debt issuances. As of December 31, 2008 and 2007, total junior subordinated debt of $155.8 million and total common stock of $4.9 million were issued by the Trusts to the Company.

The proceeds from these issuances represent liabilities of the Company to the Trusts and are reported in the consolidated balance sheets as a component of long-term debt. Interest payments on these securities are made either quarterly or semi-annually and are deductible for tax purposes. These securities are not registered with the Securities and Exchange Commission. For regulatory reporting purposes, these securities qualify for Tier I capital treatment.

The table below summarizes pertinent information related to outstanding junior subordinated debt issued by each Trust as of December 31, 2008 and 2007:

		Stated	Rate at December 31,	Balance at December 31,
Trust Name	Maturity Date (1)	Interest Rate	2008	2008	2007
				(Dollars in thousands)
East West Capital Trust I	March 2030	10.88%, fixed	10.88%	$10,750	$10,750
East West Capital Trust II	July 2030	10.95%, fixed	10.95%	10,000	10,000
East West Capital Statutory Trust III	December 2033	3-month Libor + 2.85%	4.72%	10,000	10,000
East West Capital Trust IV	July 2034	3-month Libor + 2.55%	6.38%	10,000	10,000
East West Capital Trust V	November 2034	3-month Libor + 1.80%	3.95%	15,000	15,000
East West Capital Trust VI	September 2035	3-month Libor + 1.50%	3.50%	20,000	20,000
East West Capital Trust VII	June 2036	3-month Libor + 1.35%	3.35%	30,000	30,000
East West Capital Trust VIII	June 2037	3-month Libor + 1.40%	3.59%	20,000	20,000
East West Capital Trust IX	September 2037	3-month Libor + 1.90%	3.90%	30,000	30,000
				$155,750	$155,750

(1)                                  All of the above debt instruments are subject to various call options.

Subordinated Debt—On April 28, 2005, the Company issued $50.0 million in subordinated debt in a private placement transaction. On September 23, 2005, the Company issued an additional $25.0 million in subordinated debt, as an amendment to the principal balance of the initial $50.0 million subordinated debt agreement. The additional $25.0 million in subordinated debt has a maturity date of September 23, 2015 and the amendment also extended the maturity of the original $50.0 million subordinated debt to the same date. The stated interest rate on the subordinated debt is based on the three-month Libor plus 110 basis points, payable on a quarterly basis. At December 31, 2008, the interest rate on this debt instrument was 4.60%. The subordinated debt was issued through the Bank and qualifies as Tier II capital for regulatory reporting purposes and is included as a component of long-term debt in the accompanying consolidated balance sheets.

19.                               INCOME TAXES

The benefit or provision for income taxes consists of the following components:

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Current income tax expense:
Federal	$20,575	$90,193	$81,148
State	15,577	28,394	23,733
Total current income tax expense	36,152	118,587	104,881
Deferred income tax benefit:
Federal	(61,068)	(14,483)	(12,177)
State	(22,569)	(3,012)	(2,292)
Total deferred income tax benefit	(83,637)	(17,495)	(14,469)
(Benefit) provision for income taxes	$(47,485)	$101,092	$90,412

The difference between the effective tax rate implicit in the consolidated financial statements and the statutory federal income tax rate can be attributed to the following:

	Year Ended December 31,
	2008	2007	2006
Federal income tax provision at statutory rate	35.0%	35.0%	35.0%
State franchise taxes, net of federal tax effect	4.7	6.3	6.0
Tax credits	7.7	(2.2)	(1.9)
Other, net	1.5	(0.5)	(0.4)
Effective income tax rate	48.9%	38.6%	38.7%

The tax effects of temporary differences that give rise to significant portions of the deferred tax (assets) liabilities are presented below:

	December 31,
	2008			2007
	Federal	State	Total	Federal	State	Total
	(In thousands)
Deferred tax liabilities:
Premiums on deposits acquired	$7,414	$2,296	$9,710	$9,933	$3,076	$13,009
Depreciation	571	411	982	2,395	790	3,185
FHLB stock dividends	7,244	2,244	9,488	5,971	1,849	7,820
Deferred loan fees	5,324	1,592	6,916	7,085	2,138	9,223
Purchased loan discounts	256	79	335	320	99	419
State taxes	8,012	—	8,012	—	—	—
Mortgage servicing assets	1,471	564	2,035	1,913	680	2,593
Other, net	1,170	363	1,533	1,111	2,401	3,512
Total gross deferred tax liabilities	31,462	7,549	39,011	28,728	11,033	39,761
Deferred tax assets:
Bad debt deduction	(75,693)	(23,354)	(99,047)	(34,717)	(10,663)	(45,380)
Affordable housing partnership loss	(930)	(406)	(1,336)	67	(93)	(26)
Deferred compensation accrual	(15,753)	(4,879)	(20,632)	(16,610)	(5,148)	(21,758)
State taxes	—	—	—	(6,656)	—	(6,656)
Purchased loan premium	(1,299)	(402)	(1,701)	(1,537)	(476)	(2,013)
Unrealized loss on securities	(71,220)	(25,122)	(96,342)	(21,097)	(8,020)	(29,117)
Net operating loss carryforwards	—	(326)	(326)	(118)	(460)	(578)
Other, net	(3,196)	(1,019)	(4,215)	177	(820)	(643)
Total gross deferred tax assets	(168,091)	(55,508)	(223,599)	(80,491)	(25,680)	(106,171)
Net deferred tax assets	$(136,629)	$(47,959)	$(184,588)	$(51,763)	$(14,647)	$(66,410)

At December 31, 2008, the Bank did not have any federal net operating loss carryforwards. At December 31, 2007, the Bank had federal net operating loss carryforwards of approximately $336 thousand which expire through 2020. These net operating loss carryforwards were acquired in connection with the Bank’s acquisition of American International Bank (“AIB”). The Bank also had state net operating loss carryforwards of approximately $4.2 million which expire in 2017 resulting from the acquisition of DCB. Federal and state tax laws related to a change in ownership, such as the acquisition of AIB and DCB, place limitations on the annual amount of operating loss carryovers that can be utilized to offset post-acquisition operating income. Under Internal Revenue Code Section 382, which has been adopted under California law, if during any three-year period there is more than a 50% change in ownership of the Bank, then the future use of any pre-change net operating losses or built-in losses of the Bank would be subject to an annual percentage limitation based on the value of the Bank at an ownership change date.

The passage of the Emergency Economic Stabilization Act of 2008 (“EESA”) in October 2008 provided banks with tax relief by treating OTTI losses on Fannie Mae and Freddie Mac preferred stock as ordinary losses, instead of capital losses. As a result of this law change, an additional $5.7 million in tax benefit related to these OTTI charges were recognized during 2008.

The Company adopted the provisions of FIN 48 on January 1, 2007. As a result of implementing FIN 48, the Company increased its existing unrecognized tax benefits by $7.1 million, which included accrued interest, relating to a reduction in the state income tax receivable in connection with its dissolved regulated investment company, East West Securities Company, Inc. This receivable was related to the Franchise Tax Board’s position on certain state tax deductions taken by East West Securities Company, Inc. for the 2000, 2001, and 2002 tax years. The $7.1 million increase in unrecognized tax benefits was recorded as a cumulative effect accounting adjustment to retained earnings of $4.6 million, net of the federal deferred tax impact of $2.5 million. During the second quarter of 2008, the Company determined that the remaining $4.6 million, net of tax benefit, would not “more likely than not” be sustained upon examination by tax authorities. As a result, this charge was recorded against the provision for income taxes during the second quarter of 2008. As of December 31, 2008, the Company does not have any tax positions which dropped below a “more likely than not” threshold.

The following table summarizes the activity related to our unrecognized tax benefits:

	Year Ended December 31,
	2008	2007
	(Dollars in thousands)
Balance, beginning of year	$7,051	$6,754
Reductions based on tax positions related to prior years	(6,283)	—
Additions based on tax positions related to current year	335	297
Balance, end of year	$1,103	$7,051

The Company is not currently under examination by the Internal Revenue Service or any other income or franchise tax authorities other than the FTB. The Company does not believe that there are any other tax jurisdictions in which the outcome of unresolved issues or claims is likely to be material to the Company’s financial position, cash flows or results of operations. The Company further believes that adequate provisions have been made for all income tax uncertainties. The

Company does not anticipate that the total amount of unrecognized tax benefits will significantly change for the year ending December 31, 2009.

The Company recognizes interest and penalties, if applicable, related to the underpayment of income taxes as a component of income tax expense in the consolidated statement of operations. The Company has accrued $141 thousand and $870 thousand of interest expense for its unrecognized tax position as December 31, 2008 and December 31, 2007, respectively.

20.                               COMMITMENTS AND CONTINGENCIES

Credit Extensions—In the normal course of business, there are various outstanding commitments to extend credit which are not reflected in the accompanying consolidated financial statements. While the Company does not anticipate losses as a result of these transactions, commitments to extend credit are included in determining the appropriate level of the allowance for unfunded commitments and credit exposures.

Loan commitments are agreements to lend to a customer provided there is no violation of any condition established in the agreement. Commitments generally have fixed expiration dates or other termination clauses. Because many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future funding requirements. As of December 31, 2008 and 2007, undisbursed loan commitments amounted to $1.47 billion and $2.72 billion, respectively. In addition, the Bank has committed to fund mortgage and commercial loan applications in process amounting to $65.9 million and $297.4 million as of December 31, 2008 and 2007, respectively. Substantially all commitments are for loans to be held for investment.

Commercial letters of credit are issued to facilitate domestic and foreign trade transactions while standby letters of credit are issued to make payments on behalf of customers when certain specified future events occur. As of December 31, 2008 and 2007, commercial and standby letters of credit totaled $696.4 million and $619.9 million, respectively. The Bank issues standby letters of credit, or “SBLCs” and financial guarantees to support the obligations of its customers to beneficiaries. Based on historical trends, the probability that it will have to make payments under standby letters of credit is low. Additionally, in many cases, the Bank holds collateral in various forms against these standby letters of credit. As part of its risk management activities, the Bank continuously monitors the creditworthiness of the customer as well as its SBLC exposure; however, if the customer fails to perform the specified obligation to the beneficiary, the beneficiary may draw upon the standby letters of credit by presenting documents that are in compliance with the letter of credit terms. In that event, the Bank either repays the money borrowed or advanced, makes payment on account of the indebtedness of the customer or makes payment on account of the default by the customer in the performance of an obligation, to the beneficiary up to the full notional amount of the standby letters of credit. The customer is obligated to reimburse the Bank for any such payment. If the customer fails to pay, the Bank would, as applicable, liquidate collateral and/or set off accounts.

Credit card lines are unsecured commitments that are not legally binding. Management reviews credit card lines at least annually, and upon evaluation of the customers’ creditworthiness, the Bank has the right to terminate or change certain terms of the credit card lines.

The Bank uses the same credit policies in making commitments and conditional obligations as in extending loan facilities to customers. It evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

As of December 31, 2008 and 2007, the allowance for unfunded loan commitments, off-balance sheet credit exposures, and recourse provision amounted to $6.3 million and $11.4 million, respectively. These amounts are included in accrued expenses and other liabilities in the accompanying consolidated balance sheets. The decrease in the off-balance sheet allowance amount was due, in part, by a 46% decline in unfunded loan commitments at December 31, 2008 relative to December 31, 2007.

Guarantees—From time to time, the Company securitizes loans with recourse in the ordinary course of business. For loans that have been securitized with recourse, the recourse component is considered a guarantee. When the Company sells or securitizes a loan with recourse, it commits to stand ready to perform if the loan defaults, and to make payments to remedy the default. As of December 31, 2008, total loans securitized with recourse amounted to $544.5 million and were comprised of $62.4 million in single family loans with full recourse and $482.1 million in multifamily loans with limited recourse. In comparison, total loans securitized with recourse amounted to $650.2 million at December 31, 2007, comprised of $72.7 million in single family loans with full recourse and $577.5 million in multifamily loans with limited recourse. The recourse provision on multifamily loans is limited to 2.5% of the top loss on the underlying loans. All of these transactions represent securitizations with Fannie Mae. The Company’s recourse reserve related to loan securitizations totaled $1.2 million and $3.0 million as of December 31, 2008 and 2007, respectively, and is included in accrued expenses and other liabilities in the accompanying consolidated balance sheets. Despite the challenging conditions in the real estate market, the Company continues to experience minimal losses from single family and multifamily loan portfolios.

The Company also sells or securitizes loans without recourse that may have to be subsequently repurchased if a defect that occurred during the loan origination process results in a violation of a representation or warranty made in connection with the securitization or sale of the loan. When a loan sold or securitized to an investor without recourse fails to perform according to its contractual terms, the investor will typically review the loan file to determine whether defects in the origination process occurred and if such defects give rise to a violation of a representation or warranty made to the investor in connection with the sale or securitization. If such a defect is identified, the Company may be required to either repurchase the loan or indemnify the investor for losses sustained. If there are no such defects, the Company has no commitment to repurchase the loan. As of December 31, 2008 and 2007, the amount of loans sold without recourse totaled $693.5 million and $606.5 million, respectively. Total loans securitized without recourse amounted to $1.04 billion and $1.19 billion, respectively, at December 31, 2008 and 2007. The loans sold or securitized without recourse represent the unpaid principal balance of the Company’s loans serviced for others portfolio.

Lease Commitments—The Company conducts a portion of its operations utilizing leased premises and equipment under operating leases. Rental expense amounted to $10.7 million, $10.8 million and $9.2 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Future minimum rental payments under noncancelable operating leases are estimated as follows:

Estimate For The Year Ending December 31,	Amount
(In thousands)
2009	$11,621
2010	12,256
2011	12,570
2012	12,735
2013	12,862
Thereafter	69,897
Total	$131,941

Litigation—Neither the Company nor the Bank is involved in any material legal proceedings at December 31, 2008. The Bank, from time to time, is a party to litigation which arises in the ordinary course of business, such as claims to enforce liens, claims involving the origination and servicing of loans, and other issues related to the business of the Bank. After taking into consideration information furnished by counsel to the Company and the Bank, management believes that the resolution of such issues will not have a material adverse impact on the financial position, results of operations, or liquidity of the Company or the Bank.

21.                               STOCK COMPENSATION PLANS

The Company issues stock options and restricted stock to employees under share-based compensation plans. The adoption of SFAS No. 123(R) on January 1, 2006 has resulted in incremental stock-based compensation expense. Since the Company has previously recognized compensation expense on restricted stock awards, the incremental stock-based compensation expense recognized pursuant to SFAS No. 123(R) relates only to issued and unvested stock option grants. For the years ended December 31, 2008, 2007, and 2006, incremental stock-based compensation expense reduced income before income taxes by $2.1 million, $1.5 million, and $1.8 million, and reduced net income by $1.2 million, $891 thousand, and $1.1 million, respectively. This additional expense reduced both basic and diluted earnings per share by $0.02, $0.01, and $0.02 for the years ended December 31, 2008, 2007, and 2006, respectively. Cash provided by operating activities increased by $414 thousand in 2008, decreased by $7.5 million in 2007, and $12.1 million in 2006. Cash provided by financing activities decreased during 2008 and increased during 2007 and 2006 by identical amounts related to excess tax benefits from stock-based payment arrangements.

During the years ended December 31, 2008, 2007 and 2006, total compensation cost recognized in the consolidated statements of operations related to stock options and restricted stock awards amounted to $6.2 million, $6.8 million, and $5.7 million, respectively, with related tax benefits of $2.6 million, $2.8 million, and $2.4 million, respectively.

Stock Options—The Company issues fixed stock options to certain employees, officers, and directors. Stock options are issued at the current market price on the date of grant with a three-year or four-year vesting period and contractual terms of 7 or 10 years. The Company issues new shares upon the exercise of stock options.

A summary of activity for the Company’s stock options as of and for the year ended December 31, 2008 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (In thousands)
Outstanding at beginning of year	2,099,120	$21.71
Granted	728,260	18.67
Exercised	(96,198)	11.06
Forfeited	(142,214)	32.29
Outstanding at end of year	2,588,968	$20.67	3.40 years	$2,805
Vested or expected to vest at year-end	2,516,927	$20.55	3.33 years	$2,757
Exercisable at year-end	1,534,696	$17.65	1.84 years	$2,325

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Year Ended December 31,
	2008	2007	2006
Expected term (1)	4 years	4 years	4 years
Expected volatility (2)	28.1%	24.1%	27.3%
Expected dividend yield (3)	1.2%	1.1%	0.6%
Risk-free interest rate (4)	2.6%	4.5%	4.7%

(1)       The expected term (estimated period of time outstanding) of stock options granted was estimated using the historical exercise behavior of employees.

(2)       The expected volatility was based on historical volatility for a period equal to the stock option’s expected term.

(3)       The expected dividend yield is based on the Company’s prevailing dividend rate at the time of grant.

(4)       The risk-free rate is based on the U.S. Treasury strips in effect at the time of grant equal to the stock option’s expected term.

The following table summarizes information about stock options outstanding as of December 31, 2008:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number of Exercisable Options	Weighted Average Exercise Price
$5.00 to $9.99	75,508	$7.23	1.56 years	73,492	$7.15
$10.00 to $14.99	701,058	12.91	3.78 years	502,698	12.63
$15.00 to $19.99	798,007	17.01	1.32 years	714,996	16.89
$20.00 to $24.99	414,367	21.09	6.14 years	—	—
$25.00 to $29.99	82,416	26.47	2.26 years	79,416	26.35
$30.00 to $34.99	44,548	34.18	3.66 years	30,752	34.19
$35.00 to $39.99	463,315	37.79	4.38 years	129,368	37.29
$40.00 to $44.99	9,749	40.63	4.46 years	3,974	41.02
$5.00 to $44.99	2,588,968	$20.67	3.40 years	1,534,696	$17.65

During the years ended December 31, 2008, 2007 and 2006, information related to stock options are presented as follows:

	Year Ended December 31,
	2008	2007	2006
Weighted average grant date fair value of stock options granted during the year	$4.28	$9.17	$10.01
Total intrinsic value of options exercised (in thousands)	$517	$17,966	$26,842
Total fair value of options vested (in thousands)	$1,486	$833	$1,924

As of December 31, 2008, total unrecognized compensation cost related to stock options amounted to $3.7 million. This cost is expected to be recognized over a weighted average period of 3.5 years.

The Company received $1.1 million and $7.6 million as of December 31, 2008 and 2007, respectively, in cash proceeds from stock option exercises.

Restricted Stock—In addition to stock options, the Company also grants restricted stock awards to directors, certain officers and employees. The restricted shares awarded become fully vested after three to five years of continued employment from the date of grant. The Company becomes entitled to an income tax deduction in an amount equal to the taxable income reported by the holders of the restricted shares when the restrictions are released and the shares are issued. Restricted shares are forfeited if officers and employees terminate prior to the lapsing of restrictions. The Company records forfeitures of restricted stock as treasury share repurchases.

A summary of the activity for the Company’s restricted stock as of December 31, 2008, including changes during the year then ended, is presented below:

	2008
	Shares	Weighted Average Price
Outstanding at beginning of year	683,336	$34.48
Granted	280,524	19.58
Vested	(96,766)	34.67
Forfeited	(113,929)	31.48
Outstanding at end of year	753,165	$29.35

Of the total shares of restricted stock granted in 2008, 23,506 shares were granted to outside directors.

The weighted average fair values of restricted stock awards granted during the years ended December 31, 2008, 2007, and 2006 were $19.58, $32.98, and $36.29, respectively.

The Company also grants performance restricted stock with two-year cliff vesting to an executive officer. The number of shares that the executive will receive under these stock awards will ultimately depend on the Company’s achievement of specified performance targets. At the end of each performance period, the number of stock awards issued will be determined by adjusting upward or downward from the target amount of shares in a range between 25% and 125%. The final performance percentages on which the payouts will be based, considering performance metrics established for the performance periods, will be determined by the Board of Directors or a committee of the Board. If the Company performs below its performance targets, the Board or the committee may, at its discretion, choose not to award any shares. Shares of stock, if any, will be issued following the end of each performance period two years from the date of grant. Compensation costs are accrued over the service period and are based on the probable outcome of the performance condition. The number of shares subject to these stock awards varies for each grant representing a maximum total of 99,767 shares to date.

As of December 31, 2008, total unrecognized compensation cost related to restricted stock awards amounted to $12.2 million. This cost is expected to be recognized over a weighted average period of 2.6 years.

Stock Purchase Plan—The Company adopted the 1998 Employee Stock Purchase Plan (the “Purchase Plan”) providing eligible employees of the Company and its subsidiaries participation in the ownership of the Company through the right to purchase shares of its common stock at a discount. Under the terms of the Purchase Plan, prior to April 2005, employees could purchase shares of the Company’s common stock at the lesser of 85% of the per-share market price at the date of grant or exercise, subject to an annual limitation of common stock valued at $25,000. In April 2005, the terms of the Purchase Plan were amended to allow the employees to purchase shares at 90% of the per-share market price at the date of exercise, maintaining the annual common stock value limitation of $25,000. As of December 31, 2008, the Purchase Plan qualifies as a non-compensatory plan under Section 423 of the Internal Revenue Code and, accordingly, no compensation expense is recognized under the plan.

The Purchase Plan covers a total of 2,000,000 shares of the Company’s common stock. During, 2008 and 2007, 119,979 shares totaling $1.7 million and 64,194 shares totaling $2.1 million, respectively, were sold to employees under the Purchase Plan.

Warrants—During 2001, in conjunction with an exclusive ten-year agreement with 99 Ranch Market, the Company issued 600,000 warrants to certain senior executives of 99 Ranch Market to purchase common stock of the Company at a price of $13.34 per share (see Note 23). These warrants vest over six years. During 2007, warrants to purchase 120,000 shares of the Company’s common stock were exercised. At December 31, 2008 and 2007, there were no remaining warrants pursuant to this agreement.

22.                               EMPLOYEE BENEFIT PLANS

The Company sponsors a defined contribution plan for the benefit of its employees. The Company’s contributions to the plan are determined annually by the Board of Directors in accordance with plan requirements. For tax purposes, eligible participants may contribute up to a maximum of 15% of their compensation, not to exceed the dollar limit imposed by the Internal Revenue Service. For the plan years ended December 31, 2008, 2007 and 2006, the Company contributed $3.0 million, $2.9 million and $2.7 million, respectively.

During 2002, the Company adopted a Supplemental Executive Retirement Plan (“SERP”). The SERP meets the definition of a pension plan per SFAS No. 87, Employers’ Accounting for Pensions, pursuant to which the Company will pay supplemental pension benefits to certain executive officers designated by the Board of Directors upon retirement based upon the officers’ years of service and compensation. For the years ended December 31, 2008, 2007, and 2006, $2.5 million, $2.3 million and $1.9 million, respectively, of benefits were accrued and expensed. The SERP is funded through life insurance contracts on the participating officers, though the plan does not require formal funding. At December 31, 2008, the life insurance contracts related to the SERP had an aggregate cash surrender value of $37.3 million. As of December 31, 2008 and 2007, the vested benefit obligation under the SERP was $11.7 million and $9.2 million, respectively.

23.                               STOCKHOLDERS’ EQUITY AND EARNINGS PER SHARE

Authorized Shares—On May 25, 2005, the Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000. The additional authorized shares provide the Company greater flexibility for stock splits and stock dividends, issuances under employee benefit plans, financings, corporate mergers and acquisitions, and other general corporate purposes. As of December 31, 2008, the Company also had 5,000,000 authorized shares of preferred stock.

Series A Preferred Stock Offering—In April 2008, the Company issued 200,000 shares of 8% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (“Series A preferred shares”), with a liquidation preference of $1,000 per share. The Company received $194.1 million of additional Tier 1 qualifying capital, after deducting underwriting discounts, commissions and offering expenses. The holders of the Series A preferred shares will have the right at any time to convert each share of Series A preferred shares into 64.9942 shares of the Company’s common stock, plus cash in lieu of fractional shares. This represents an initial conversion price of approximately $15.39 per share of common stock or a 22.5% conversion premium based on the closing price of the Company’s common stock on April 23, 2008 of $12.56 per share. On or after May 1, 2013, the Company will have the right, under certain circumstances, to cause the Series A preferred shares to be converted into shares of the Company’s common stock. Dividends on the Series A preferred shares, if declared, will accrue and be payable quarterly in arrears at a rate per annum equal to 8% on the liquidation preference of $1,000 per share, on February 15, May 15, August 15 and November 15 of each year. The proceeds from this offering were used to augment the Company’s liquidity and capital positions and reduce its borrowings.

Series B Preferred Stock Offering—On December 5, 2008, the Company issued 306,546 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B preferred shares”), with a liquidation preference of $1,000 per share. The Company received $306.5 million of additional Tier 1 qualifying capital from the U.S. Treasury by participating in the U.S.Treasury’s Capital Purchase Program (“TCPP”). The Series B preferred shares will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the investment date and thereafter at a rate of 9% per annum. The Series B preferred shares is transferable by the U.S. Treasury at any time. Subject to the approval of the FRB, the Series B preferred shares are redeemable at the option of the Company at 100% of liquidation preference (plus any accrued and unpaid dividends), provided, however, that the Series B preferred shares may be redeemed prior to the first dividend payment date falling after the third anniversary of the Closing Date (February 15, 2012) only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Stock Purchase Agreement) in excess of $76,636,500, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. In connection with the Series B preferred shares offering, the Company issued warrants with an initial price of $15.15 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 5, 2018. The U.S. Treasury may not transfer a portion of the warrant with respect to more than one-half of the original number of shares of common stock until the earlier of the successful completion of an offering of replacement Tier 1 capital of at least $306.5 million and December 31, 2009. The warrants, and all rights under the warrants, are otherwise transferable.

Under the terms of the TCPP, as long as any preferred stock issued under the TCPP remains outstanding, the Company is prohibited from increasing dividends on common stock, and from making certain repurchases of equity securities, including common stock, without the U.S. Treasury’s consent until the third anniversary of the U.S. Treasury’s investment or until the U.S. Treasury has transferred all of the preferred stock it purchased under the TCPP to third parties. Furthermore, as long as the preferred stock issued to the U.S. Treasury is outstanding or the Series A preferred shares is outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including common stock, are prohibited until all accrued and unpaid dividends are paid on such preferred stock, subject to certain limited exceptions.

Pursuant to the terms of the Stock Purchase Agreement with the U.S. Treasury (“Stock Purchase Agreement”), the Company adopted certain standards for executive compensation and corporate governance for the period during which the U.S. Treasury holds the equity issued pursuant to the Stock Purchase Agreement, including the common stock which may be issued pursuant to the TARP Warrant. These standards generally apply to our Chief Executive Officer, Chief Financial Officer and the three next most highly compensated senior executive officers. The standards include (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) required clawback of any bonus or incentive compensation paid to a senior executive based on statements of operations, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives; and (4) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive. In particular, the change to the deductibility limit on executive compensation will likely increase the overall cost of our compensation programs in future periods. Since the TARP Warrant has a ten year term, the Company could potentially be subject to the executive compensation and corporate governance restrictions for a ten year time period.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law by President Obama. The ARRA includes a wide variety of programs intended to stimulate the economy and provide for extensive infrastructure, energy, health, and education needs. In addition, the ARRA imposes certain new executive compensation and corporate expenditure limits on all current and future TARP recipients, including the Company, until the institution has repaid the U.S. Treasury, which is now permitted under the ARRA without penalty and without the need to raise new capital, subject to the U.S. Treasury’s consultation with the recipient’s appropriate regulatory agency.

The executive compensation standards are more stringent than those currently in effect under the TARP CPP or those previously proposed by the U.S. Treasury. The new standards include (but are not limited to) (i) prohibitions on bonuses, retention awards and other incentive compensation, other than restricted stock grants which do not fully vest during the TARP period up to one-third of an employee’s total annual compensation, (ii) prohibitions on golden parachute payments for departure from a company, (iii) an expanded clawback of bonuses, retention awards, and incentive compensation if payment is based on materially inaccurate statements of earnings, revenues, gains or other criteria, (iv) prohibitions on compensation plans that encourage manipulation of reported earnings, (v) retroactive review of bonuses, retention awards and other compensation previously provided by TARP recipients if found by the U.S. Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest, (vi) required establishment of a company-wide policy regarding “excessive or luxury expenditures,” and (vii) inclusion in a participant’s proxy statements for annual shareholder meetings of a nonbinding “Say on Pay” shareholder vote on the compensation of executives.

Warrants—During 2008, in conjunction with the Series B preferred stock offering, the Company issued warrants with an initial price of $15.15 per share of common stock for which the warrant may be exercised, with an allocated fair value of $25.2 million. The warrant may be exercised at any time on or before December 5, 2018. The U.S. Treasury may not transfer a portion of the warrants with respect to more than one-half of the original number of shares of common stock until the earlier of the successful completion of an offering of replacement Tier 1 capital of at least $306.5 million and December 31, 2009. The warrants, and all rights under the warrants, are otherwise transferable. As of December 31, 2008, there were 3,035,109 warrants remaining.

In-Store Banking Agreement—During 2001, in conjunction with its exclusive ten-year agreement with 99 Ranch Market to provide in-store banking services to targeted locations throughout California, the Company issued 600,000 warrants to senior executives of 99 Ranch Market to purchase common stock of the Company at a price of $13.34 per share. These warrants vest over six years and are intended to provide direct benefit to 99 Ranch Market executives that make a significant contribution to the success of the in-store banking operations. The estimated fair value of the warrants when issued was $2.7 million.

The excess of the combined fair values of the issued warrants and the purchased shares over the total consideration paid by the senior executives of 99 Ranch Market for the newly issued shares is accounted for as an intangible asset and is being amortized over the life of the agreement. There are no outstanding warrants under this agreement as of December 31, 2008 and 2007.

Stock Repurchase Program—During 2007, the Company’s Board of Directors authorized a new stock repurchase program to buy back up to $80.0 million of the Company’s common stock. During 2007, the Company repurchased a total of 1,392,176 shares of common stock at a weighted average cost of $38.69 per share in connection with this repurchase program. The Company did not repurchase any shares during the year ended December 31, 2008.

Quarterly Dividends—The Company’s Board of Directors declared and paid quarterly preferred stock cash dividends of $20.00 per share on its Series A preferred stock payable on or about November 3, 2008 to shareholders of record on October 15, 2008. Cash dividends totaling $8.0 million were paid to the Company’s Series A preferred stock shareholders during year ended December 31, 2008.

The Company also paid quarterly dividends on its common stock of $0.10 per share during 2008 and 2007. Total quarterly dividends amounting to $25.4 million and $24.6 million were paid to the Company’s common shareholders during the years ended December 31, 2008 and 2007, respectively.

Earnings (Loss) Per Share (“EPS”)—The calculation of basic and diluted (loss) earnings per share for the years ended December 31, 2008, 2007 and 2006 is presented below:

	Net (Loss) Income Available to Common Stockholders	Number of Shares	Per Share Amounts
	(In thousands, except per share data)
2008
Net loss as reported	$(49,683)	62,673
Less:
Preferred stock dividends and amortization of preferred stock discount	(9,474)	—
Basic loss per share	$(59,157)	62,673	$(0.94)
Effect of dilutive securities:
Stock options	—	—
Restricted stock	—	—
Noncumulative preferred stock	—	—
Stock warrants	—	—
Diluted loss per share	$(59,157)	62,673	$(0.94)

2007
Basic earnings per share	$161,167	61,180	$2.63
Effect of dilutive securities:
Stock options	—	669
Restricted stock	—	215
Stock warrants	—	29
Diluted earnings per share	$161,167	62,093	$2.60

2006
Basic earnings per share	$143,369	59,605	$2.40
Effect of dilutive securities:
Stock options	—	1,047
Restricted stock	—	182
Stock warrants	—	75
Diluted earnings per share	$143,369	60,909	$2.35

The following outstanding convertible preferred stock, stock options, restricted stock and stock warrants for years ended December 31, 2008 and 2007, respectively, were excluded from the computation of diluted EPS because including them would have had an antidilutive effect.

	For the Year Ended
	2008	2007	2006
	(In thousands)
Convertible preferred stock	8,924	—	—
Stock options	1,997	506	32
Restricted stock	640	—	—
Warrants	1	—	—

24.                               REGULATORY REQUIREMENTS

Risk-Based Capital—In September 2004, the Bank became a member bank of the Federal Reserve System and the FRB replaced the Federal Deposit Insurance Corporation (the “FDIC”) as the Bank’s primary federal regulator. The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

As of December 31, 2008 and 2007, the most recent notification from FRB categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain specific total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification which management believes have changed the category of the Bank.

The actual and required capital amounts and ratios at December 31, 2008 and 2007 are presented as follows:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of December 31, 2008:
Total Capital (to Risk-Weighted Assets)
Consolidated Company	$1,636,750	15.8%	$829,024	8.0%	N/A	N/A
East West Bank	$1,614,823	15.6%	$828,077	8.0%	$1,035,096	10.0%
Tier I Capital (to Risk-Weighted Assets)
Consolidated Company	$1,431,538	13.8%	$414,512	4.0%	N/A	N/A
East West Bank	$1,409,757	13.6%	$414,038	4.0%	$621,058	6.0%
Tier I Capital (to Average Assets)
Consolidated Company	$1,431,538	12.4%	$463,539	4.0%	N/A	N/A
East West Bank	$1,409,757	12.2%	$462,734	4.0%	$578,417	5.0%
As of December 31, 2007:
Total Capital (to Risk-Weighted Assets)
Consolidated Company	$1,166,487	10.5%	$886,085	8.0%	N/A	N/A
East West Bank	$1,143,077	10.3%	$884,919	8.0%	$1,106,148	10.0%
Tier I Capital (to Risk-Weighted Assets)
Consolidated Company	$991,695	9.0%	$443,043	4.0%	N/A	N/A
East West Bank	$968,285	8.8%	$442,459	4.0%	$663,689	6.0%
Tier I Capital (to Average Assets)
Consolidated Company	$991,695	8.7%	$454,536	4.0%	N/A	N/A
East West Bank	$968,285	8.5%	$454,331	4.0%	$567,914	5.0%

During 2005, the regulatory authorities adopted a final rule that allows the continued inclusion of trust preferred securities in the Tier I capital of bank holding companies. Under the final rule, after a five-year transition period, the aggregate amount of trust preferred securities and certain other capital elements would be limited to 25 percent of Tier I capital elements, net of goodwill. As of December 31, 2008 and 2007, trust preferred securities comprised 10.9% and 15.7%, respectively, of the Company’s Tier I capital.

Reserve Requirement—The Bank is required to maintain a percentage of its deposits as reserves at the Federal Reserve Bank. The daily average reserve requirement was approximately $38.4 million and $38.0 million at December 31, 2008 and 2007, respectively.

25.                               SEGMENT INFORMATION

The Company utilizes an internal reporting system to measure the performance of various operating segments within the Bank and the Company overall.  The Company had previously identified five operating segments for purposes of management reporting: retail banking, commercial lending, treasury, residential lending, and other.  The Bank’s strategic focus has been shifting and evolving over the last several years which has influenced how the chief operating decision maker views the Company’s business operations and assesses its economic performance.  Specifically, the Company’s business focus has culminated in a two-segment core business structure: Retail Banking and Commercial Banking.  A third segment, which is comprised of a combination of our previous operating segments—Treasury and Other, provides broad administrative support to these two core segments.  As a result of this evolution in the Company’s strategic focus, the Company realigned its segment methodology during the first quarter of 2009, and identified these three business divisions as meeting the criteria of an operating segment in accordance with SFAS No. 131.  The objective of combining certain segments under a new reporting structure was to better align the Company’s service structure with its customer base, and to more efficiently manage the complexities and challenges impacting the Company’s current business environment.

The Retail Banking segment focuses primarily on retail operations through the Bank’s branch network.  The Commercial Banking segment, which includes commercial real estate, primarily generates commercial loans through the efforts of the commercial lending offices located in the Bank’s northern and southern California production offices.  Furthermore, the Company’s Commercial Banking segment also offers a wide variety of international finance and trade services and products.  The former residential lending segment has been combined with the Retail Banking segment due to the consumer-centric nature of the products and services offered by these two segments as well as the synergistic relationship between these two units in generating consumer mortgage loans.  The remaining centralized functions, including the former treasury segment, and eliminations of intersegment amounts have been aggregated and included in “Other.”

The accounting policies of the segments are the same as those described in the summary of significant accounting policies described in Note 1.  Operating segment results are based on the Company’s internal management reporting process, which reflects assignments and allocations of capital, certain operating and administrative costs and the provision for loan losses.  Net interest income is based on the Company’s internal funds transfer pricing system which assigns a cost of funds or a credit for funds to assets or liabilities based on their type, maturity or repricing characteristics.  Noninterest income and noninterest expense, including depreciation and amortization, directly attributable to a segment are assigned to that business.  Indirect costs, including overhead expense, are allocated to the segments based on several factors, including, but not limited to, full-time equivalent employees, loan volume and deposit volume.  The provision for credit losses is allocated based on actual chargeoffs for the period as well as average loan volume for each segment during the period.  The Company evaluates overall performance based on profit or loss from operations before income taxes excluding nonrecurring gains and losses.

The following tables present the operating results and other key financial measures for the individual operating segments for the years ended December 31, 2008, 2007 and 2006.  All amounts have been retrospectively revised to reflect the change in the Company’s segment reporting implemented during the first quarter of 2009 described above:

	Year Ended December 31, 2008
	Retail	Commercial
	Banking	Banking	Other	Total
	(In thousands)
Interest income	$256,807	$333,706	$74,345	$664,858
Charge for funds used	(120,848)	(146,370)	(127,406)	(394,624)
Interest spread on funds used	135,959	187,336	(53,061)	270,234
Interest expense	(139,455)	(15,913)	(154,326)	(309,694)
Credit on funds provided	202,727	16,685	175,212	394,624
Interest spread on funds provided	63,272	772	20,886	84,930
Net interest income (expense)	$199,231	$188,108	$(32,175)	$355,164
Depreciation and amortization	$11,778	$804	$5,515	$18,097
Goodwill	320,566	16,872	—	337,438
Segment pretax profit (loss)	(17,379)	(2,969)	(76,820)	(97,168)
Segment assets	4,015,402	5,332,138	3,075,276	12,422,816

	Year Ended December 31, 2007
	Retail	Commercial
	Banking	Banking	Other	Total
	(In thousands)
Interest income	$355,854	$342,935	$74,818	$773,607
Charge for funds used	(242,585)	(229,384)	(77,545)	(549,514)
Interest spread on funds used	113,269	113,551	(2,727)	224,093
Interest expense	(179,927)	(20,706)	(164,980)	(365,613)
Credit on funds provided	325,782	33,764	189,968	549,514
Interest spread on funds provided	145,855	13,058	24,988	183,901
Net interest income	$259,124	$126,609	$22,261	$407,994
Depreciation and amortization	$11,080	$889	$2,023	$13,992
Goodwill	317,782	17,584	—	335,366
Segment pretax profit (loss)	168,619	102,645	(9,005)	262,259
Segment assets	5,238,059	5,085,522	1,528,631	11,852,212

	Year Ended December 31, 2006
	Retail	Commercial
	Banking	Banking	Other	Total
	(In thousands)
Interest income	$312,642	$279,285	$68,123	$660,050
Charge for funds used	(227,691)	(189,733)	(64,000)	(481,424)
Interest spread on funds used	84,951	89,552	4,123	178,626
Interest expense	(139,076)	(20,495)	(132,997)	(292,568)
Credit on funds provided	267,755	39,515	174,154	481,424
Interest spread on funds provided	128,679	19,020	41,157	188,856
Net interest income	$213,630	$108,572	$45,280	$367,482
Depreciation and amortization	$11,230	$720	$(4,063)	$7,887
Goodwill	231,230	13,029	—	244,259
Segment pretax profit (loss)	130,267	91,608	11,906	233,781
Segment assets	5,205,727	3,676,251	1,941,733	10,823,711

26.                               PARENT COMPANY FINANCIAL STATEMENTS

The financial information of East West Bancorp, Inc. as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 are as follows:

BALANCE SHEETS

	December 31,
	2008	2007
	(In thousands)
ASSETS
Cash and cash equivalents	$14,015	$11,782
Investment securities available-for-sale	2,722	10,848
Investment in subsidiaries	1,685,965	1,307,778
Investment in nonbank entity	5,280	3,508
Goodwill	—	858
Other assets	6,365	1,654
TOTAL	$1,714,347	$1,336,428
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Long-term debt	$160,570	$160,570
Other liabilities	3,011	4,035
Total liabilities	163,581	164,605
STOCKHOLDERS’ EQUITY
Preferred stock (par value $0.001 per share)
Authorized—5,000,000 shares Issued—200,000 shares in Series A, convertible preferred stock in 2008 and none in 2007 Outstanding—196,505 shares in 2008 and none in 2007 Issued and outstanding—306,546 shares in Series B, cumulative preferred stock in 2008 and none in 2007	—	—
Common stock (par value $0.001 per share)
Authorized—200,000,000 shares Issued—70,377,989 shares in 2008 and 69,634,811 shares in 2007 Outstanding—63,745,624 shares in 2008 and 63,137,221 shares in 2007	70	70
Additional paid in capital	1,167,832	652,297
Retained earnings	572,172	657,183
Treasury stock, at cost: 6,632,365 shares in 2008 and 6,497,590 shares in 2007	(102,817)	(98,925)
Accumulated other comprehensive loss, net of tax	(86,491)	(38,802)
Total stockholders’ equity	1,550,766	1,171,823
TOTAL	$1,714,347	$1,336,428

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Dividends from subsidiaries and nonbank entity	$34,818	$71,932	$12,210
Interest income	1,293	328	10
Impairment writedown on investment securities available-for-sale	(4,600)	—	—
Impairment writedown on other investment	(1,319)	—	—
Other income	6	687	29
Total income	30,198	72,947	12,249
Interest expense	9,372	10,715	8,067
Compensation and net occupancy reimbursement to subsidiary	4,377	4,611	4,415
Goodwill impairment	858	—	—
Other expense	1,478	725	983
Total expense	16,085	16,051	13,465
Income (loss) before income taxes and equity in undistributed income of subsidiaries	14,113	56,896	(1,216)
Income tax benefit	9,954	6,812	5,503
Equity in undistributed (loss) income of subsidiaries	(73,750)	97,459	139,082
Net (loss) income	$(49,683)	$161,167	$143,369

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(49,683)	$161,167	$143,369
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in undistributed loss (income) of subsidiaries	73,750	(97,459)	(139,082)
Depreciation and amortization	230	22	330
Impairment writedown on goodwill	858	—	—
Impairment writedown on investment securities available-for-sale	4,600	—	—
Impairment writedown on other investment	1,319	—	—
Stock compensation costs	6,167	6,767	5,664
Loss (gain) on sale of other investment	147	(250)	—
Tax provision (benefit) from stock plans	414	(7,457)	(12,111)
Net change in other assets	(3,754)	4,782	17,909
Net change in other liabilities	(194)	146	193
Net cash provided by operating activities	33,854	67,718	16,272
Cash flows from investing activities:
Purchase of:
Investment securities available-for-sale	—	(9,469)	—
Proceeds from:
Repayments, maturity and redemption of investment securities available-for sale	190	23	—
Capital contributions to subsidiaries, net	(501,046)	(50,000)	(51,000)
Net cash used in investing activities	(500,856)	(59,446)	(51,000)
Cash flows from financing activities:
Payment for:
Purchase of treasury shares	(306)	(55,085)	(876)
Cash dividends on preferred stock	(8,037)	—	—
Cash dividends on common stock	(25,375)	(24,603)	(11,968)
Proceeds from:
Issuance of common stock pursuant to various stock plans and agreements	2,776	11,266	10,303
Issuance of preferred stocks and common stock warrants	500,591	—	—
Issuance of junior subordinated debt	—	50,000	30,000
Tax (provision) benefit from stock plans	(414)	7,457	12,111
Net cash provided by (used in) financing activities	469,235	(10,965)	39,570
Net increase (decrease) in cash and cash equivalents	2,233	(2,693)	4,842
Cash and cash equivalents, beginning of year	11,782	14,475	9,633
Cash and cash equivalents, end of year	$14,015	$11,782	$14,475
Supplemental Cash Flow Disclosures
Interest paid	$9,584	$10,548	$7,894
Income tax payments, net of refunds	40,000	115,465	90,578
Noncash financing activities:
Accrued preferred stock dividends	1,125	—	—
Amortization of preferred stock discount	312	—	—
Issuance of common stock in lieu of Board of Director retainer fees	219	219	156
Issuance of equity shares pursuant to acquisitions	—	78,588	133,849
Equity interests in East West Capital Trusts	—	1,547	928

27.                               QUARTERLY FINANCIAL INFORMATION (unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,
	(In thousands, except per share data)
2008
Interest and dividend income	$149,907	$159,862	$167,905	$187,184
Interest expense	73,053	73,347	75,729	87,565
Net interest income	76,854	86,515	92,176	99,619
Provision for loan losses	43,000	43,000	85,000	55,000
Net interest income after provision for loan losses	33,854	43,515	7,176	44,619
Noninterest (loss) income	(863)	(43,550)	3,438	15,913
Noninterest expense	44,199	48,526	55,655	52,890
(Loss) income before (benefit) provision for income taxes	(11,208)	(48,561)	(45,041)	7,642
(Benefit) provision for income taxes	(13,574)	(17,355)	(19,154)	2,598
Net income (loss)	$2,366	$(31,206)	$(25,887)	$5,044
Preferred stock dividends and amortization of preferred stock discount	5,385	4,089	—	—
Net (loss) income available to common stockholders	$(3,019)	$(35,295)	$(25,887)	$5,044
Basic (loss) earnings per share	$(0.05)	$(0.56)	$(0.41)	$0.08
Diluted (loss) earnings per share	$(0.05)	$(0.56)	$(0.41)	$0.08
2007
Interest and dividend income	$201,448	$198,768	$187,214	$186,177
Interest expense	94,840	94,914	88,285	87,574
Net interest income	106,608	103,854	98,929	98,603
Provision for loan losses	9,000	3,000	—	—
Net interest income after provision for loan losses	97,608	100,854	98,929	98,603
Noninterest income	13,978	13,588	10,802	11,152
Noninterest expense	52,279	46,738	43,263	40,975
Income before provision for income taxes	59,307	67,704	66,468	68,780
Provision for income taxes	22,062	26,368	25,978	26,684
Net income	$37,245	$41,336	$40,490	$42,096
Basic earnings per share	$0.60	$0.68	$0.67	$0.69
Diluted earnings per share	$0.59	$0.67	$0.66	$0.68

28.                               SUBSEQUENT EVENTS

On January 27, 2009, the East West Board of Directors declared first quarter dividends on the Company’s common stock and Series A preferred stock. The Board of Directors authorized the reduction of the common stock dividend to $0.02 per share for the first quarter of 2009, compared with the $0.10 per share paid in previous quarters in order to reduce the dividend payout and preserve capital at this time. On February 17, 2009, the East West Board of Directors declared first quarter dividends on the Company’s Series B preferred stock.